UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Triangle Capital Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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3700 Glenwood Avenue, Suite 530
Raleigh, North Carolina 27612
(919) 719-4770
March 19, 2014
Dear Stockholder:
You are cordially invited to attend Triangle Capital Corporation’s 2014 Annual Meeting of Stockholders to be held on Wednesday, May 7, 2014 at 8:30 a.m. (Eastern Time) at the Woman's Club of Raleigh, 3300 Woman's Club Drive, Raleigh, North Carolina 27612.
The notice of Annual Meeting of Stockholders and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. I will also report on the progress of the Company during the past year and answer stockholders’ questions.
It is important that your shares be represented at the Annual Meeting. If you are unable to attend the meeting in person, I urge you to vote your shares by completing, dating and signing the enclosed proxy card and promptly returning it in the envelope provided. If a broker or other nominee holds your shares in “street name,” your broker has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet. Your vote is important.

Sincerely yours,

Garland S. Tucker, III
Chairman of the Board of Directors & Chief Executive Officer

TRIANGLE CAPITAL CORPORATION
3700 Glenwood Avenue, Suite 530
Raleigh, North Carolina 27612
(919) 719-4770
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Wednesday, May 7, 2014
To the Stockholders of Triangle Capital Corporation:
The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Triangle Capital Corporation (the “Company”) will be held at the Woman's Club of Raleigh, 3300 Woman's Club Drive, Raleigh, North Carolina 27612, on Wednesday, May 7, 2014 at 8:30 a.m. (Eastern Time) for the following purposes:
1. To elect nine directors to serve for one year and until their successors have been duly elected and qualified (Proposal No. 1);
2. To approve a proposal to authorize the Company, pursuant to approval of its Board of Directors, to sell shares of its common stock or warrants, options or rights to acquire its common stock during the next year at a price below the Company’s then current net asset value per share (Proposal No. 2);
3. To approve, in an advisory (non-binding) vote, the compensation of our named executive officers (Proposal No. 3); and
4. To transact such other business as may properly come before the meeting.
You have the right to receive notice of and to vote at the meeting if you were a stockholder of record at the close of business on February 28, 2014. Whether or not you expect to be present in person at the Annual Meeting, please sign the enclosed proxy card and return it promptly in the self-addressed envelope provided. Instructions are shown on the proxy card. If a broker or other nominee holds your shares in “street name,” your broker has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

By order of the Board of Directors,

Steven C. Lilly
Chief Financial Officer and Secretary

Raleigh, North Carolina
March 19, 2014

This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.

TRIANGLE CAPITAL CORPORATION
3700 Glenwood Avenue, Suite 530
Raleigh, North Carolina 27612
(919) 719-4770
PROXY STATEMENT
2014 Annual Meeting of Stockholders
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Triangle Capital Corporation (the “Company,” “Triangle,” “we,” “us” or “our”) for use at our 2014 Annual Meeting of Stockholders to be held on Wednesday, May 7, 2014 at 8:30 a.m. (Eastern Time) at the Woman's Club of Raleigh, 3300 Woman's Club Drive, Raleigh, North Carolina 27612, and at any adjournments thereof (the “Annual Meeting”). The Notice of Annual Meeting, this proxy statement, the accompanying proxy card and our annual report for the fiscal year ended December 31, 2013 are first being sent to stockholders on or about March 19, 2014.
We encourage you to vote your shares, either by voting in person at the meeting or by granting a proxy (i.e., authorizing someone else to vote your shares). If you properly sign and date the accompanying proxy card and we receive it in time for the meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES EITHER BY MAIL OR BY TELEPHONE.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON WEDNESDAY, MAY 7, 2014:
The Notice of Annual Meeting, this proxy statement and our annual report for the fiscal year ended December 31, 2013 are available at the following Internet address: http://ir.tcap.com/annual-proxy.cfm.

INFORMATION ABOUT THE MEETING
When is the Annual Meeting?
The Annual Meeting will be held on Wednesday, May 7, 2014 at 8:30 a.m. (Eastern Time).
Where will the Annual Meeting be held?
The Annual Meeting will be held at the Woman's Club of Raleigh, 3300 Woman's Club Drive, Raleigh, North Carolina 27612.
What items will be voted on at the Annual Meeting?
There are three matters scheduled for a vote:
1. To elect nine directors to serve for one year and until their successors have been duly elected and qualified (Proposal No. 1);
2. To approve a proposal to authorize the Company, pursuant to approval of its Board of Directors, to sell shares of its common stock or warrants, options or rights to acquire its common stock during the next year at a price below the Company’s then current net asset value per share (Proposal No. 2); and
3. To approve, in an advisory (non-binding) vote, the compensation of our named executive officers (Proposal No. 3).
As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.
What are the Board of Directors’ recommendations?
Our Board of Directors recommends that you vote:
“FOR” the election of each of the nine nominees named herein to serve on the Board of Directors;
“FOR” the proposal to authorize the Company, pursuant to approval of its Board of Directors, to sell shares of its common stock or warrants, options or rights to acquire its common stock during the next year at a price below the Company’s then current net asset value (i.e., book value) per share; and
“FOR” the approval, by a non-binding advisory vote, of the compensation of our named executive officers.
Will Triangle’s directors be in attendance at the Annual Meeting?
We encourage, but do not require, our directors to attend annual meetings of stockholders. However, we anticipate that all of our directors will attend the Annual Meeting.

INFORMATION ABOUT VOTING
Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on the record date, February 28, 2014, are entitled to receive notice of the Annual Meeting and to vote the shares for which they are stockholders of record on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. As of the close of business on February 28, 2014, we had 27,876,588 shares of common stock outstanding.
Stockholders of Record: Shares Registered in Your Name.    If, on February 28, 2014, your shares were registered directly in your name with Triangle’s transfer agent, Computershare Limited, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy.
Beneficial Owners: Shares Registered in the Name of a Broker or Bank.    If, on February 28, 2014, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
How do I vote?
With respect to Proposal No. 1 (election of directors), you may either vote “FOR” one or more of the nominees to the Board of Directors, you may vote “AGAINST” one or more of the nominees or you may vote "ABSTAIN" with respect to one or more of the nominees. With respect to Proposal Nos. 2 and 3, you may vote “FOR” or “AGAINST,” or “ABSTAIN” from voting altogether. The procedures for voting are set forth below.
Stockholders of Record: Shares Registered in Your Name.    If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to fill out, sign and return the enclosed proxy card to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already signed and returned your proxy card.

•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.

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To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the postage paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct unless, if after returning your signed proxy card, you attend the Annual Meeting and vote in person or otherwise revoke your proxy as set forth under the heading, "Can I change my vote after submitting my proxy card?" below.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank.    If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials. You should follow the instructions provided by your broker, bank or other agent regarding how to vote your shares. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. To do this, follow the instructions from your broker, bank or other agent included with these proxy materials or contact your broker, bank or other agent to request a proxy card.
You may receive more than one proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares of common stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.

How many votes do I have?
For each proposal to be voted upon, you have one vote for each share of common stock that you own as of the close of business on February 28, 2014.
What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted: “FOR” the election of each of the nine nominees named herein to serve on the Board of Directors; “FOR” the proposal to authorize the Company, pursuant to approval of its Board of Directors, to sell shares of its common stock or warrants, options or rights to acquire its common stock during the next year at a price below the Company’s then current net asset value per share; and "FOR" the approval of the compensation of our named executive officers. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares as recommended by the Board of Directors or, if no recommendation is given, will vote your shares using his or her discretion.
Can I change my vote after submitting my proxy card?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you can revoke your proxy in any one of three ways:

•	You can submit another properly completed proxy bearing a later date which is received by the close of business on May 6, 2014 (the day before the Annual Meeting);

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You can send a written notice which is received by the close of business on May 6, 2014 that you are revoking your proxy to Triangle Capital Corporation, 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612, Attention: Steven C. Lilly, Corporate Secretary; or

•	You can attend the Annual Meeting and vote in person. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your brokerage firm, bank, dealer or other similar organization as a nominee or agent, you should follow the instructions provided by your broker, bank, custodian, nominee or other record holder in order to revoke your voting instructions.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR,” “AGAINST” and “ABSTAIN” votes with respect to Proposal Nos. 1, 2 and 3.
Under applicable rules of the New York Stock Exchange, or NYSE, a broker non-vote occurs when a nominee, such as a brokerage firm, bank, dealer or other similar organization, holding shares for a beneficial owner, does not vote on a particular proposal because the proposal is considered "non-routine" and the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Under NYSE rules, each of Proposal Nos. 1 (election of directors), 2 (issuing shares below net asset value) and 3 (advisory vote on executive compensation) is a non-routine proposal. Since none of the proposals to be voted on at the Annual Meeting are routine matters, the broker or nominee that holds your shares will need to obtain your authorization to vote those shares and has enclosed a voting instruction form with this proxy statement. The broker or nominee will vote your shares only as you direct on their voting instruction form, so it is important that you include voting instructions. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares to ensure that your vote is counted on each of the proposals.
Abstentions will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting.
How many votes are needed to approve each proposal?

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For Proposal No. 1 (election of directors), to be elected, each director nominee requires a majority of the votes cast for his election, which means that each director nominee must receive more votes cast "FOR" than "AGAINST" that director nominee. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

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To be approved, Proposal No. 2 (authority to issue shares of common stock or warrants, options or rights to acquire its common stock below net asset value, subject to certain conditions) must receive “FOR” votes from (1) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting and (2) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting which are not held by affiliated persons of the Company. With respect to Proposal No. 2 only, Section 2(a)(42) of the Investment Company Act of 1940, or the 1940 Act, defines “a majority of the outstanding shares” as the lesser of: (1) 67% or more of the common stock of the Company present or represented by proxy at the Annual Meeting, if the holders of more than 50% of the Company's common stock are present or represented by proxy; or (2) more than 50% of the outstanding common stock of the Company. For purposes of the vote on this proposal, abstentions and broker non-votes will have the effect of votes cast against this proposal.

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To be approved, Proposal No. 3 (advisory vote on executive compensation) must receive “FOR” votes from a majority of all votes cast at the Annual Meeting, whether in person or by proxy. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

How many shares must be present to constitute a quorum for the Annual Meeting?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the Annual Meeting or by proxy. On February 28, 2014, the record date, there were 27,876,588 shares outstanding and entitled to vote. Thus, 13,938,294 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions will be counted towards the quorum requirement.
If a quorum is not present at the Annual Meeting, or if a quorum is present but there are not enough votes to approve one or more of the proposals, the person named as chairman of the Annual Meeting may adjourn the meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval on such proposal(s).
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting and filed on a Current Report on Form 8-K within four business days of the Annual Meeting. Final results, if different from the preliminary voting results, will be published on an amended Current Report on Form 8-K within four days after the final voting results are established.

ADDITIONAL INFORMATION
How and when may I submit a stockholder proposal for Triangle’s 2015 Annual Meeting?
Our annual meeting of stockholders generally is held in May of each year. We will consider for inclusion in our proxy materials for the 2015 Annual Meeting of Stockholders, stockholder proposals that are received at our executive offices, in writing, no later than 5:00 p.m. (Eastern Time) on December 19, 2014, and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and our Third Amended and Restated Bylaws, or our Bylaws, a copy of which is on file with the Securities and Exchange Commission, or the SEC, and may be obtained from our Corporate Secretary upon request. Proposals must be sent to our Corporate Secretary at Triangle Capital Corporation, 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612.
In addition, any stockholder who wishes to propose a nominee to the Board of Directors or propose any other business to be considered by the stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8 of the Exchange Act) must comply with the advance notice provisions and other requirements of our Bylaws. These notice provisions require that nominations of persons for election to the Board of Directors and proposals of business to be considered by the stockholders for the 2015 Annual Meeting of Stockholders must be made in writing and submitted to our Corporate Secretary at the address above no earlier than November 19, 2014 and no later than December 19, 2014. We advise you to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event that our 2015 Annual Meeting of Stockholders is held before April 7, 2015 or after June 6, 2015. In accordance with our Bylaws, the chairman of the 2015 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting.
If a stockholder is recommending a candidate to serve on the Board of Directors, the recommendation must include all information specified in our Bylaws, including the following:
1. Information as to each individual whom the stockholder proposes to nominate for election or reelection, including all information relating to the candidate that would be required to be disclosed in connection with the solicitation of proxies for the election of the candidate as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and its rules (including the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).
2. As to the stockholder giving the notice, any candidate and any stockholder associated person (a “stockholder associated person”) is a person who acts in concert with the stockholder giving notice, owns Triangle’s securities with such stockholder (other than a stockholder that is a depository) or directly or indirectly controls, or is controlled by, or is under common control with such stockholder:

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the class, series and number of all shares of stock or other securities of Triangle or any of its affiliates, which are owned (beneficially or of record) by such stockholder, candidate or stockholder associated person;

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the date on which each security of Triangle was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any stockholder associated person of any such person;

•	the candidate holder for, and number of, any security of Triangle owned beneficially but not of record by such stockholder, candidate or stockholder associated person;

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whether and the extent to which such stockholder, candidate or stockholder associated person, directly or indirectly, is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is (1) to manage risk or benefit of changes in the price of any security of Triangle or the security of any entity that was listed in the peer group in the stock performance graph in the most recent annual report to security holders of Triangle for such stockholder, candidate or stockholder associated person or (2) to increase or decrease the voting power of such stockholder, candidate or stockholder associated person of Triangle or any of its affiliates disproportionately to such person’s economic interest in Triangle’s securities;

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any substantial interest, direct or indirect, by security holdings or otherwise, of such stockholder, candidate or stockholder associated person, in Triangle or any of its affiliates, other than an interest arising from the ownership of any security of Triangle where such stockholder, candidate or stockholder associated person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; and

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whether such stockholder believes any candidate is, or is not, an “interested person” of Triangle, as defined in the 1940 Act, and information regarding such candidate that is sufficient, in the discretion of our Board of Directors or any of its committees or any authorized officer of Triangle, to make such determination.

3. As to the stockholder giving the notice, any stockholder associated person with an interest or ownership and any candidate:

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the name and address of such stockholder, as they appear on Triangle’s stock ledger, and the current name and business address, if different, of each such stockholder associated person and any candidate;

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the investment strategy or objective, if any, of such stockholder and each such stockholder associated person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder, and each such stockholder associated person; and

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to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the candidate for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

The above procedures are a summary regarding stockholder nominations of directors in our Bylaws.
How can I obtain Triangle’s Annual Report on Form 10-K?
A letter to stockholders and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which together constitute our 2013 Annual Report, are being mailed along with this proxy statement. Our 2013 Annual Report is not incorporated into this proxy statement and shall not be considered proxy solicitation material.
We will also mail to you without charge, upon written request, a copy of any specifically requested exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Requests should be sent to: Steven C. Lilly, Corporate Secretary, Triangle Capital Corporation, 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612. A copy of our Annual Report on Form 10-K has also been filed with the SEC and may be accessed from the SEC’s homepage (http://www.sec.gov).
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. We estimate that we will pay Alliance Advisors, LLC, our proxy solicitor, a fee, including reimbursement of out-of-pocket expenses, of approximately $90,000 to solicit proxies, though the costs of this proxy solicitation process could be lower or higher than our estimate. In addition to these written proxy materials, our proxy solicitor, directors and employees may also solicit proxies in person, by telephone or by other means of communication; however, our directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners and obtaining your voting instructions.

How many copies should I receive if I share an address with another stockholder?
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
Brokers may be householding our proxy materials by delivering a single proxy statement and 2013 Annual Report to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and Annual Report, or if you are receiving multiple copies of the proxy statement and 2013 Annual Report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request to: Steven C. Lilly, Corporate Secretary, Triangle Capital Corporation, 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612, or by calling (919) 719-4770. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the 2013 Annual Report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
Whom should I contact if I have any questions?
If you have any questions about the Annual Meeting, these proxy materials or your ownership of our common stock, please contact Steven C. Lilly c/o Triangle Capital Corporation, 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612, Telephone: (919) 719-4770, or by Fax: (919) 719-4777.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Bylaws provide that our Board of Directors will consist of no less than one director and no greater than twelve directors, as determined by our directors from time to time. Currently, the number of directors is set at nine. Directors are elected for a term of one year and serve until their successors are duly elected and qualified.
The current directors, Messrs. Burgess, Dunwoody, Gambill, Goldstein, Lilly, Poole, Rich, Smith and Tucker, have been nominated by our Board of Directors (upon the recommendation by our Nominating and Corporate Governance Committee) for election for a one-year term expiring in 2015. With the exception of Mr. Gambill, who was initially appointed by the Board of Directors in August of 2009, and Mr. Poole, who was initially appointed by the Board of Directors in July of 2013, each director was initially elected as a director by the sole stockholder of the Company prior to our initial public offering in February 2007. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between us and any such person. Each director has agreed to serve as a director if elected and has consented to be named as a nominee.
Pursuant to Triangle’s Bylaws, in an uncontested election of directors, a nominee for director is elected to the Board of Directors if the number of votes cast for such nominee’s election exceed the number of votes cast against such nominee’s election. (If the number of nominees were to exceed the number of directors to be elected, i.e., a contested election, directors would be elected by a plurality of the votes cast at the Annual Meeting.) Pursuant to Triangle’s corporate governance guidelines, incumbent directors must agree to tender their resignation if they fail to receive the required number of votes for re-election, and in such event the Board of Directors will act within 90 days following certification of the shareholder vote to determine whether to accept the director’s resignation. These procedures are described in more detail in our corporate governance guidelines, which are available under “Corporate Governance” on the Investor Relations section of our website at http://ir.tcap.com. The Board of Directors may consider any factors it deems relevant in deciding whether to accept a director’s resignation. If a director’s resignation offer is not accepted by the Board of Directors, the Company expects that such director would continue to serve until Triangle’s next Annual Meeting of stockholders or until his or her successor is duly elected and qualified, or until the director’s earlier death, resignation, or removal.

Any director nominee who is not an incumbent director and who does not receive a majority vote in an uncontested election will not be elected as a director, and a vacancy will be left on the Board of Directors. The Board of Directors, in its sole discretion, may either fill a vacancy resulting from a director nominee not receiving a majority vote pursuant to the Bylaws or decrease the size of the Board of Directors to eliminate the vacancy. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy for the election of all the nominees named below. If any of the nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person or persons who are nominated as replacements. The Board of Directors has no reason to believe that any of the persons named below will be unable or unwilling to serve.
Information about the Nominees
Certain information, as of February 28, 2014, with respect to each of the nine nominees for election at the Annual Meeting, all of whom currently serve as our directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each nominee holds, and the year in which each nominee became a director of the Company. Each director’s current term expires on May 7, 2014, the Annual Meeting date.
Certain of our directors who are also officers of the Company may serve as directors of, or on the boards of managers of, certain of our portfolio companies. In addition, the Board of Directors of Triangle Mezzanine Fund LLLP, or Triangle Mezzanine Fund, our wholly-owned consolidated subsidiary that has elected to be treated as a business development company, or BDC, under the 1940 Act, is composed of all of the Company’s directors with the exception of Mr. Poole, who does not serve on either of these boards of directors. The business address of each nominee listed below is 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612.

Nominees for Directors
Interested Directors
Messrs. Tucker, Poole, Burgess and Lilly are interested persons as defined in the 1940 Act due to their positions as officers of the Company.

Name	Age	Background Information
Garland S. Tucker, III	66
Mr. Tucker has served as Chairman of our Board of Directors and Chief Executive Officer since 2006 and is a member of our investment committee. Mr. Tucker was a co-founder of Triangle Capital Partners, LLC, the former external manager of Triangle Mezzanine Fund prior to our initial public offering. Prior to co-founding Triangle Capital Partners, LLC in 2000, Mr. Tucker and an outside investor group operated and then sold First Travelcorp, a corporate travel services company that he and the investors founded in 1991. For the two years preceding the founding of First Travelcorp, Mr. Tucker served as Group Vice President, Chemical Bank, New York, with responsibility for southeastern corporate finance. Prior to Chemical Bank, Mr. Tucker spent a decade with Carolina Securities Corporation, serving as President and Chief Executive Officer until 1988. During his tenure, Carolina Securities Corporation was a member of the NYSE, and Mr. Tucker served a term as President of the Mid-Atlantic Securities Industry Association. Mr. Tucker entered the securities business in 1975 with Investment Corporation of Virginia. He is a graduate of Washington & Lee University and Harvard Business School. Currently, Mr. Tucker does not serve on the board of directors of any other public company.

E. Ashton Poole	47
Mr. Poole has served as President and Chief Operating Officer since July 2013 and is a member of our investment committee. Prior to joining Triangle, he was a Managing Director in the investment banking division of Morgan Stanley, where he specialized, at various times, in each of the Power & Utility and Diversified Industrial Groups. Prior to Morgan Stanley, Mr. Poole was a strategy consultant with Gemini Consulting, where he provided advisory services to companies on strategic and financing matters. Mr. Poole is a graduate of the University of North Carolina at Chapel Hill and the Kellogg School of Management at Northwestern University. Currently, Mr. Poole does not serve on the board of directors of any other public company.

Brent P.W. Burgess	47
Mr. Burgess has served as our Chief Investment Officer and member of our Board of Directors since 2006 and is a member of our investment committee. Mr. Burgess joined Triangle Capital Partners, LLC in 2002, and was a co-founder of Triangle Mezzanine Fund. Prior to joining Triangle, he was Vice President at Oberlin Capital, an SBIC mezzanine fund. He began his private equity career in 1996 with Cherokee International Management, a Raleigh based private equity firm, where he worked as an analyst and associate. He previously served on the Board of Governors of the National Association of SBICs and is a past president of the Southern Regional Association of SBICs. He is a graduate of the University of Regina and Regent College, Vancouver. Currently, Mr. Burgess does not serve on the board of directors of any other public company.

Steven C. Lilly	44
Mr. Lilly has served as our Chief Financial Officer, Secretary and member of our Board of Directors since 2006 and is a member of our investment committee. From 2005 to 2006, Mr. Lilly served as Chief Financial Officer of Triangle Capital Partners, LLC. Prior to joining Triangle Capital Partners in December 2005, Mr. Lilly spent more than six years with SpectraSite, Inc., which prior to its sale in August 2005, was the third largest independent wireless tower company in the United States. At SpectraSite, Mr. Lilly served as Senior Vice President-Finance & Treasurer and Interim Chief Financial Officer. Prior to SpectraSite, Mr. Lilly was Vice President of the Media & Communications Group with First Union Capital Markets (now Wells Fargo and Company), specializing in arranging financings for high growth, financial sponsor driven companies across the media and telecommunications sectors. Mr. Lilly is a graduate of Davidson College and has completed an executive-sponsored education program at the University of North Carolina’s Kenan-Flagler Business School. Currently, Mr. Lilly does not serve on the board of directors of any other public company.

Independent Directors
Messrs. Dunwoody, Gambill, Goldstein, Rich and Smith are considered independent as defined by the standards of the NYSE and for purposes of the 1940 Act.

Name	Age	Background Information
W. McComb Dunwoody	69
Since 2007, Mr. Dunwoody has served on our Board of Directors and is a member of our Compensation Committee. He is the founder of The Inverness Group Incorporated and since 1976 he has been a Managing Member of Inverness Management LLC, a private equity investment firm that specializes in management buyout transactions. Inverness is not a parent, subsidiary or other affiliate of Triangle. Prior to Inverness, Mr. Dunwoody began the Corporate Finance Department of First City National Bank of Houston as a Senior Vice President. From 1968 to 1975, he worked in New York as an investment banker with The First Boston Corporation and Donaldson, Lufkin & Jenrette. Mr. Dunwoody currently serves on various corporate boards of directors and was formerly the Chairman of the Executive Committee of the Board of Directors of National-Oilwell, Inc. Mr. Dunwoody’s community involvement includes serving as Chairman of Project GRAD USA and Imagine College, education programs serving over 100,000 at risk K-12 students. He received an undergraduate degree in Business Administration from the University of Texas Honors Program. Currently, Mr. Dunwoody does not serve on the board of directors of any other public company.

Mark M. Gambill	63
On August 5, 2009, Mark M. Gambill was elected by our Board of Directors to fill a vacant seat created in August 2008. In addition, he has been appointed as a member of our Nominating and Corporate Governance Committee. Mr. Gambill is a co-founder and since 2002 has served as Chairman of Cary Street Partners, a Richmond, Virginia based advisory and wealth management firm. From 1972 to 1999, Mr. Gambill was employed by Wheat First Butcher Singer (“Wheat”). He served as head of Wheat’s capital markets group in the late 1980s, where he was responsible for investment banking, public finance, taxable fixed income, municipal sales and trading, equity sales, trading and research. He became President of Wheat in 1996. Wheat merged with First Union Corporation in January 1998. Subsequent to Wheat’s merger with First Union, Mr. Gambill served as President of Wheat First Union. He later was named Head of Equity Capital Markets of Wheat First Union. He currently serves on the Board of Directors of Speedway Motorsports, Inc. (NYSE: TRK) where he is Chairman of its Audit Committee and a member of its Compensation Committee. Mr. Gambill is also a director of NewMarket Corporation (NYSE: NEU) and serves on both its Audit Committee and its Corporate Governance Committee. Each of these entities is not an affiliate of Triangle. Mr. Gambill graduated summa cum laude from Hampden-Sydney College.

Name	Age	Background Information
Benjamin S. Goldstein	58
Mr. Goldstein has served on our Board of Directors since 2007 and is a member of our Compensation Committee and chairs our Audit Committee. From 1997 to 2010, Mr. Goldstein was the President and co-founder of The Advisory Group, LLC, a real estate advisory, development and investment firm based in Raleigh, North Carolina. Since 2010, he has served as Chief Operating Officer for CAPTRUST Financial Advisors, a financial and fiduciary advisory firm based in Raleigh, North Carolina. Neither The Advisory Group, LLC, nor CAPTRUST Financial Advisors is a parent, subsidiary or other affiliate of Triangle. Prior to co-founding The Advisory Group, Mr. Goldstein was President and Partner of Roanoke Properties, the developer of a residential resort real estate community on the Outer Banks of North Carolina. He spent three years in the securities business, serving as the Chief Financial Officer of Carolina Securities Corporation for one year, and later named to head the Carolina Securities Division of Thomson McKinnon Corporation, which had acquired Carolina Securities. He began his career at KPMG, where he worked with audit and consulting clients with an emphasis on the real estate industry. Mr. Goldstein is also active in his community, as he currently serves on the leadership council of the Wake Education Partnership, based in Raleigh, North Carolina, as well as on the Board of Directors of the YMCA of the Triangle. A native of North Carolina, Mr. Goldstein is a CPA and graduated from University of North Carolina at Chapel Hill with a degree in business. Currently, Mr. Goldstein does not serve on the board of directors of any other public company.

Simon B. Rich, Jr.	69
Mr. Rich has served on our Board of Directors since 2007 and is a member of our Audit Committee and our Nominating and Corporate Governance Committee. Prior to his retirement in 2001, Mr. Rich held positions as President of Louis Dreyfus Holding Co. and Chairman of Louis Dreyfus Natural Gas, and as CEO of Louis Dreyfus Natural Gas, two affiliated Delaware and Oklahoma companies, respectively, neither of which was a parent, subsidiary or other affiliate of Triangle. As CEO, Mr. Rich’s companies’ combined operations included oil refinery processing, petroleum product storage and distribution, natural gas production and distribution and the merchandising and distribution of electricity in North America and Europe, as well as the merchandising and processing of agricultural products in North America, South America and Europe. During Mr. Rich’s tenure, his companies successfully partnered with Electricite de France, creating EDF Trading, a company that currently dispatches France’s electric generation system. From 2005 to 2006, Mr. Rich also served as a director and member of the Audit Committee of Fisher Scientific. His work experience, which spans more than thirty years, includes all aspects of the energy and agriculture industries. His expertise involves private equity investments with an emphasis on sustainability in energy and agriculture. Mr. Rich is also the former Chairman of the Board of Visitors of The Nicholas School of the Environment and Earth Sciences at Duke University, where he is now Emeritus and an adjunct instructor. Mr. Rich holds an undergraduate degree in Economics from Duke University. Currently, Mr. Rich does not serve on the board of directors of any other public company.

Name	Age	Background Information
Sherwood H. Smith, Jr.	79
Mr. Smith has served on our Board of Directors since 2007 and is a member of our Audit Committee, Nominating and Corporate Governance Committee and our Compensation Committee. He currently serves as a director and member of the Audit Committee of Franklin Street Partners, a privately held investment management firm in Chapel Hill, North Carolina. Until 2000 he served as a director of Carolina Power & Light Company (now a subsidiary of Duke Energy Corporation), a company for which he also served as Chairman, President and Chief Executive Officer, until his retirement in 1996. In addition, Mr. Smith has served as a director of Wachovia Corporation (now Wells Fargo and Company), Nortel Networks, Springs Industries, and Northwestern Mutual Life Insurance Company (Trustee). Other than his current position as director, Mr. Smith has never been employed by a parent, subsidiary or other affiliate of Triangle. He has been a member of the Business Roundtable and The Business Council and has served as Chairman of the North Carolina Citizens for Business and Industry and the Triangle Universities Center for Advanced Studies, Inc. Mr. Smith has both undergraduate and law degrees from the University of North Carolina at Chapel Hill. Currently, Mr. Smith does not serve on the board of directors of any other public company.

The Board of Directors recommends that you vote “FOR” the election of the nominees named in this proxy statement.
Required Vote. In an uncontested election of directors, a nominee for director is elected to the Board of Directors if the number of votes cast for such nominee’s election at the Annual Meeting at which a quorum is present exceed the number of votes cast against such nominee’s election. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
Qualifications of Director Nominees
When considering whether our director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of our operational and organizational structure, the Nominating and Corporate Governance Committee and the Board of Directors focused primarily on the information discussed in each of the director nominees’ individual biographies set forth above and on the following particular attributes:

•
Mr. Tucker:    The Nominating and Corporate Governance Committee and Board of Directors considered his prior service to the Company as its Chairman, President and Chief Executive Officer and his over forty years of experience in the financial and investment industries and determined that his intimate knowledge of the Company and his familiarity with the financial and investment industries are critical to the oversight of our strategic goals and the evaluation of our operational performance.

•
Mr. Poole:    The Nominating and Corporate Governance Committee and Board of Directors considered his extensive experience in the capital markets, corporate strategy, investment banking and consulting and determined that his strong leadership skills are critical to the oversight of our operations and evaluation of our performance.

•
Mr. Burgess:    The Nominating and Corporate Governance Committee and Board of Directors considered his prior service to the Company as its Chief Investment Officer and extensive experience in leading and managing investments and determined that his strong leadership and comprehensive knowledge of the investment industry are integral to the oversight of our investment goals.

•
Mr. Lilly:    The Nominating and Corporate Governance Committee and Board of Directors considered his prior service to the Company as its Chief Financial Officer, Secretary, Treasurer and Chief Compliance Officer and his broad experience and leadership in the financial industry and determined that his intimate knowledge of the Company and extensive experience in the financial industry are crucial to the evaluation of our operational performance and financial goals.

•
Mr. Dunwoody:    The Nominating and Corporate Governance Committee and Board of Directors considered his extensive experience and leadership in public and private companies and determined that his broad experience enhances his participation to the Board of Directors and oversight of our compensation objectives.

•
Mr. Gambill:    The Nominating and Corporate Governance Committee and Board of Directors considered his involvement in the capital markets for over thirty-five years, supervising various areas including financing and research, and determined that his experience in serving as an advisor to internal operations and proper capitalization and structure in a variety of settings bring crucial skills and contributions to the Board of Directors.

•
Mr. Goldstein:    The Nominating and Corporate Governance Committee and Board of Directors considered his extensive experience in directly auditing engagements of private and public companies and determined that his experience of over twenty-five years of public accounting and work with various financial and accounting matters enhances his ability to provide effective leadership as chairman of our Audit Committee and to provide effective oversight of compensation decisions in his capacity as member of our Compensation Committee.

•
Mr. Rich:    The Nominating and Corporate Governance Committee and Board of Directors considered his public company experience, as well as his successful leadership of a variety of entities and determined that his leadership and public company experience provide valuable contributions to the oversight of our company’s governance guidelines and financial records.

•
Mr. Smith:    The Nominating and Corporate Governance Committee and Board of Directors considered his extensive experience as officer and director of various public companies and his extensive business knowledge and determined that his public company experience and knowledge are important in providing effective oversight in light of our operational and organizational structure.

DIRECTOR COMPENSATION
Our directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in Section 2(a)(19) of the 1940 Act. The compensation table below sets forth compensation that our independent directors (none of which are employees of the Company) earned during the year ended December 31, 2013. Our interested directors are not compensated for their service as members of our Board of Directors.

Name	Year	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
W. McComb Dunwoody	2013	$34,250	$50,000	—	$84,250
Mark M. Gambill	2013	$32,250	$50,000	—	$82,250
Benjamin S. Goldstein	2013	$72,000	$50,000	—	$122,000
Simon B. Rich, Jr.	2013	$44,000	$50,000	—	$94,000
Sherwood H. Smith, Jr.	2013	$53,000	$50,000	—	$103,000

(1)
Grant date fair value of restricted stock awards granted to each non-employee director on May 8, 2013. SEC disclosure rules require reporting of the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, or FASB ASC Topic 718, Compensation – Stock Compensation.

Director Fees
For fiscal year 2013, each non-employee member of the Board of Directors was paid a $20,000 annual cash retainer fee. Also in 2013, each of our non-employee directors earned an annual fee of $50,000 worth of our restricted stock, calculated based on the share price of our common stock as of the close of the NYSE on May 8, 2013, the date of grant. Based on this calculation, each of our independent directors received 1,682 shares of restricted stock, which will vest on May 8, 2014. These restricted stock grants historically have occurred on the date of our annual stockholders meeting.
In addition, independent directors receive a fee of $2,500 for each Board of Directors meeting attended in person and $1,250 for each Board of Directors meeting attended by conference telephone or similar communications equipment; Audit Committee members receive a fee of $1,500 for each Audit Committee meeting attended in person and $750 for each Audit Committee meeting attended by conference telephone or similar communication equipment; and members of our Compensation Committee and Nominating and Corporate Governance Committee receive a fee of $1,000 for each committee meeting attended in person and $500 for each committee meeting attended by conference telephone or similar communication equipment. Finally, our Audit Committee chairman receives an annual fee of $30,000, our Compensation Committee chairman receives an annual fee of $10,000 and our Nominating and Corporate Governance Committee chairman receives an annual fee of $5,000 for their services as chairmen of their respective committees. We also reimburse our independent directors for all reasonable direct out-of-pocket expenses incurred in connection with their service on the Board of Directors. Directors who are also our employees or employees of our subsidiaries do not receive compensation for their services as directors.
Non-Employee Director Equity Compensation
On March 18, 2008, we received an order from the SEC granting exemptive relief with respect to our ability to issue restricted stock to our employees and non-employee directors pursuant to the terms of our Equity Incentive Plan. In connection with receiving the necessary exemptive relief, our Board of Directors approved the Equity Incentive Plan and our stockholders voted to approve the Equity Incentive Plan at our 2008 Annual Meeting of Stockholders.
The Equity Incentive Plan provides that our non-employee directors each receive an automatic grant of restricted stock at the beginning of each one-year term of service on the Board of Directors, for which forfeiture restrictions lapse one year from the grant date. The grant of restricted stock to non-employee directors under the Equity Incentive Plan is automatic and the terms thereunder may not be changed without SEC approval. On March 21, 2013, the SEC approved an increase in the amount of the automatic grant to non-employee directors to $50,000 worth of restricted stock each year. At our 2013 Annual Meeting of Stockholders, our stockholders approved an amendment to our Equity Incentive Plan to provide for the $50,000 annual grant of restricted stock to non-employee directors. Shares granted pursuant to a restricted stock award will not be transferable until such shares have vested in accordance with the terms of the award agreement, unless the transfer is by will or by the laws of descent and distribution.
EXECUTIVE OFFICERS
We do not have any executive officers who are not directors of the Company. Our executive officers, Messrs. Tucker, Poole, Burgess and Lilly, serve as directors and executive officers of the Company. Messrs. Tucker, Burgess and Lilly serve as directors, managers and/or officers of Triangle Mezzanine Fund.
CORPORATE GOVERNANCE
Director Independence
In accordance with the NYSE’s listing standards, our Board of Directors annually determines each director’s independence. We do not consider a director independent unless our Board of Directors has determined that he or she has no material relationship with us. We monitor the relationships of our directors through the activities of our Nominating and Corporate Governance Committee and through a questionnaire each director completes no less frequently than annually and updates periodically if information provided in the most recent questionnaire changes.
In order to evaluate the materiality of any such relationship, the Board of Directors uses the definition of director independence set forth in the listing standards promulgated by the NYSE. Rule 303A.00 provides that a director of a business development company shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act.

In addition, our chief compliance officer reviews, no less than quarterly, a list of each director’s securities transactions and holdings in order to ensure that our directors have not entered into any transactions with, or own any interest in, companies that would cause one or more of them to be considered “interested persons” as defined in Section 2(a)(19) of the 1940 Act. For a more detailed description of these policies, please see “Certain Relationships and Related Party Transactions” herein.
The Board of Directors has determined that Messrs. Dunwoody, Gambill, Goldstein, Rich and Smith are independent and have no relationship with us, except as directors and stockholders. All of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are not "interested persons" as defined in Section 2(a)(19) of the 1940 Act.
Meetings of the Board of Directors and Committees
During 2013, our Board of Directors held five meetings. Our Board of Directors has established an Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates pursuant to a charter, each of which is available under “Corporate Governance” on the Investor Relations section of our website at the following URL: http://ir.tcap.com, and is also available in print to any stockholder who requests a copy. All directors attended 100% of the aggregate number of meetings of the Board of Directors and of the respective committees on which they served.
We expect each director to make a diligent effort to attend all board and committee meetings, as well as each Annual Meeting of Stockholders. All of our then eight directors attended our 2013 Annual Meeting of Stockholders. Mr. Poole was not a director on the date of our 2013 Annual Meeting of Stockholders.
We have designated Simon B. Rich, Jr. as the presiding director of all executive sessions of non-employee directors. Executive sessions of non-employee directors are held at each board meeting. Interested parties, stockholders and holders of our senior notes, may communicate with Mr. Rich by writing to: Board of Directors, Triangle Capital Corporation, 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612.
Audit Committee
We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is responsible for compliance with applicable legal and regulatory requirements, selecting our independent registered public accounting firm, reviewing the plans, scope and results of the audit engagement with our independent registered public accounting firm, approving professional services provided by our independent registered public accounting firm, reviewing the independence of our independent registered public accounting firm, reviewing the integrity of the audits of the financial statements and reviewing the adequacy of our internal accounting controls.
Our Audit Committee Charter is publicly available under “Corporate Governance” on the Investor Relations section of our website at http://ir.tcap.com. In addition, a copy of our Audit Committee Charter is attached as Appendix A to this proxy statement.
The members of our Audit Committee are Messrs. Goldstein, Rich and Smith, each of whom is not an "interested person" for purposes of Section 2(a)(19) of the 1940 Act and is independent under the applicable NYSE corporate governance listing standards. Mr. Goldstein serves as the chairman of the Audit Committee. Our Board of Directors has determined that Mr. Goldstein is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Exchange Act. Mr. Goldstein meets the current independence requirements of Rule 10A-3 of the Exchange Act, NYSE listing standards, and, in addition, is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Our Audit Committee held five meetings during 2013.
Compensation Committee
Our Compensation Committee is appointed by the Board of Directors to discharge its responsibilities relating to the compensation of our independent directors, executive officers and other key employees. The Compensation Committee has the responsibility for recommending appropriate compensation levels for our executive officers, evaluating and approving executive officer compensation plans, policies and programs, reviewing benefit plans for executive officers and other employees and producing an annual report on executive compensation for inclusion in our proxy statement. The Compensation Committee has the authority to form and delegate any of its responsibilities to a subcommittee of the Compensation Committee so long as such subcommittee is solely composed of one or more members of the Compensation Committee. The Compensation Committee Charter is available under “Corporate Governance” on the Investor Relations section of our website at http://ir.tcap.com. In addition, a copy of our Compensation Committee Charter is attached as Appendix B to this proxy statement.
Our Compensation Committee has the authority to and is charged with performing the following:

•	review annually and approve goals and objectives relevant to our executive officers’ compensation, including annual performance objectives;

•
evaluate annually the performance of our chief executive officer and other executive officers, and recommend to the independent members of the Board of Directors the compensation level for each such person based on this evaluation;

•	review on a periodic basis our executive compensation programs to determine whether they are properly coordinated and achieve their intended purposes;

•	review and recommend to the Board of Directors for approval any changes in incentive compensation plans and equity-based compensation plans;

•
review and approve all equity-based compensation plans of Triangle, whether or not final approval rests with the Company’s stockholders, and review and recommend to the Board of Directors for approval, equity-based awards pursuant to such plans in compliance with the 1940 Act;

•	review and approve compensation packages, including any special supplemental benefits or perquisites for our executive officers; and

•
review employee compensation strategies, including salary levels and ranges and employee fringe benefits, as well as compensation consultants’ analyses and various industry comparables including both public and private investment funds that operate and invest in a manner similar to the Company.

In determining executive compensation levels for our executive officers, the Compensation Committee meets at least annually with management, and may meet with independent compensation consultants, in order to determine whether current methods of executive compensation are effective in achieving Triangle’s short and long-term strategies. The Compensation Committee, in conjunction with a compensation consultant if necessary, will analyze the compensation of executive officers and directors of other BDCs in order to establish the compensation levels necessary to attract and retain quality executive officers and investment professionals. In 2013, the Compensation Committee engaged McLagan, a compensation consultant, to advise the Compensation Committee on these matters. McLagan does no work for management, receives no compensation from the Company other than for its work in advising the Compensation Committee and maintains no other economic relationships with the Company or any of its affiliates. From time to time, McLagan receives input from the Company's Chief Executive Officer regarding the Company's strategic goals and the manner in which the executive compensation program should support these goals. For more information regarding the role of the Company's management in determining compensation, please see the discussion in “Compensation Discussion and Analysis — Establishing Compensation Levels — Role of the Compensation Committee and Management.”
The members of the Compensation Committee are Messrs. Dunwoody, Goldstein and Smith, each of whom is not an "interested person" for purposes of Section 2(a)(19) of the 1940 Act and is independent under the applicable NYSE corporate governance listing standards. Mr. Smith serves as the chairman of the Compensation Committee. Our Compensation Committee held four meetings during 2013.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for identifying, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on our Board of Directors or a committee of the Board of Directors, developing and recommending to the Board of Directors a set of corporate governance principles and overseeing the evaluation of the Board of Directors and our management. The Nominating and Corporate Governance Committee’s policy is to consider nominees properly recommended by our stockholders in accordance with our charter, Bylaws and applicable law. For more information on how our stockholders may recommend a nominee for a seat on our Board of Directors, see our answer to the question “How and when may I submit a stockholder proposal for Triangle’s 2015 Annual Meeting?” under the section “Additional Information” in this proxy statement.
In considering possible candidates for nomination, the Nominating and Corporate Governance Committee will consider certain factors including whether the composition of the Board of Directors contains a majority of independent directors as determined by the NYSE standards and the 1940 Act, the candidate’s character and integrity, whether the candidate possesses an inquiring mind, vision and the ability to work well with others, conflicts of interest interfering with the proper performance of the responsibilities of a director, a candidate’s experience and what type of diversity he or she brings to the Board of Directors, whether the candidate has sufficient time to devote to the affairs of Triangle, including consistent attendance at Board of Directors and committee meetings and advance review of materials and whether each candidate can be trusted to act in the best interests of us and all of our stockholders.
The Nominating and Corporate Governance Committee Charter is publicly available under “Corporate Governance” on the Investor Relations section of our website at http://ir.tcap.com.
The members of the Nominating and Corporate Governance Committee are Messrs. Gambill, Rich and Smith, each of whom is not an "interested person" for purposes of Section 2(a)(19) of the 1940 Act and is independent under the NYSE corporate governance listing standards. Each nominee for election under Proposal No. 1 at the 2014 Annual Meeting was recommended by the members of the Nominating and Corporate Governance Committee to our Board of Directors, which approved such nominees. Mr. Rich serves as the chairman of the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee held one meeting during 2013.
Communication with the Board of Directors
Stockholders with questions about Triangle Capital Corporation are encouraged to contact Steven C. Lilly, at 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612, (919) 719-4770. However, if stockholders feel their questions have not been addressed, they may communicate with our Board of Directors directly by sending their communications to: Triangle Capital Corporation Board of Directors, c/o Simon B. Rich, Jr., 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612. In addition, stockholders may communicate with us by clicking “Contact IR” on the Investor Relations section of our website at http://ir.tcap.com. All stockholder communications received by our corporate secretary in this manner will be delivered to one or more members of the Board of Directors.
Corporate Leadership Structure
Mr. Tucker serves jointly as the Chairman of our Board of Directors and Chief Executive Officer. In addition, we have designated Mr. Rich as our lead independent director to preside over all executive sessions of non-employee directors. We believe that consolidating our leadership structure without an independent chairman provides an efficient and effective management model which fosters direct accountability, effective decision making and alignment of corporate strategy between our Board of Directors and management. Mr. Tucker is, and Mr. Rich is not, an “interested person” as defined in Section 2(a)(19) of the 1940 Act.
Oversight of Risk Management
On behalf of the Board of Directors, the Audit Committee oversees our enterprise risk management function. To this end, the Audit Committee meets at least annually (i) as a committee to discuss the Company’s risk management guidelines, policies and exposures and (ii) with our independent auditors to review our internal control environment and other risk exposures. Additionally, on behalf of the Board of Directors, the Compensation Committee oversees the management of risks relating to our executive compensation program and other employee benefit plans. In fulfillment of its duties, the Compensation Committee reviews at least annually our executive compensation program and meets regularly with our chief executive officer to understand the financial, human resources and stockholder implications of all compensation decisions. The Audit Committee and the Compensation Committee each report to the Board of Directors on a regular basis to apprise the Board of Directors regarding the status of remediation efforts of known risks and of any new risks that may have arisen since the previous report.
Compliance Policies and Procedures
In accordance with the 1940 Act, we have adopted and implemented written policies and procedures reasonably designed to prevent violation of the U.S. federal securities laws, and we review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation. In addition, we have designated Mr. Lilly as our Chief Compliance Officer. As such, Mr. Lilly is responsible for administering our compliance program and meeting with our Board of Directors at least annually to assess its effectiveness.
Code of Business Conduct and Ethics and Corporate Governance Guidelines
We have adopted a code of business conduct and ethics and corporate governance guidelines covering ethics and business conduct. These documents apply to our directors, officers and employees. Our code of business conduct and ethics and corporate governance guidelines are available on the Investor Relations section of our website at http://ir.tcap.com. We will report any material amendments to or waivers of a required provision of our code of conduct and/or corporate governance guidelines on our website and/or in a Current Report on Form 8-K.
COMPENSATION DISCUSSION AND ANALYSIS
General
In 2013, our executive officer group consisted of Messrs. Tucker, Burgess and Lilly and for the second half of 2013, included Mr. Poole. We refer to these four officers as our named executive officers, or NEOs. Our executive compensation program is designed to encourage our executive officers to think and act like stockholders of the Company. The structure of the NEOs’ compensation programs was designed to encourage and reward the following factors, among others:

•	sourcing and pursuing attractively priced investment opportunities in lower middle market companies;

•	achievement of the Company’s dividend objectives (which focuses on stability and potential growth);

•	maintaining credit quality, monitoring financial performance and ultimately managing a successful exit of the Company’s investment portfolio; and

•	development of management team and employees.
We completed our initial public offering, or IPO, in February 2007. As our first seven years of operation as a publicly traded BDC have represented a period of constant development and growth for us, our Compensation Committee focuses on creating an executive compensation program that will effectively achieve our desired objectives stated above.
In May 2011, we held a stockholder advisory vote on the compensation of our NEOs, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our NEOs, with over 93% of stockholder votes cast in favor of our say-on-pay resolution. In addition, in May 2011, our stockholders approved, on an advisory basis, that an advisory vote on executive compensation would be considered every three years. In accordance with Section 14A of the Exchange Act, stockholders will vote again on an advisory (non-binding) say-on-pay resolution at the 2014 Annual Meeting of Stockholders. The next advisory say-on-pay vote and advisory frequency of say-on-pay vote proposals will be considered by our stockholders at the Company’s 2017 Annual Meeting of Stockholders.
Executive Compensation Policy
The compensation programs of the Company adopted by our Compensation Committee are designed with the goal of providing compensation that is fair, reasonable and competitive and are intended to align the compensation paid to our NEOs with both our short-term and long-term objectives. The key elements of our compensation philosophy include: (i) designing compensation programs that enable us to attract and retain the best talent in the financial industries in which we compete; (ii) aligning executive compensation packages with the Company’s performance; and (iii) using long-term equity awards to align employee and stockholder interests.
As a BDC, we must comply with the requirements of the 1940 Act. The 1940 Act imposes certain limitations on the structure of our compensation programs, including limitations on our ability to issue certain equity-based compensation to our employees and directors. Triangle has received exemptive relief from the SEC that permits the company to grant restricted stock in exchange for or in recognition of services by its executive officers and employees. Pursuant to the Equity Incentive Plan, the Board of Directors may award shares of restricted stock to plan participants in such amounts and on such terms as the Board of Directors determines in its sole discretion, provided that such awards are consistent with the conditions set forth in the SEC’s exemptive order.
Overview
Our performance-driven compensation policy consists primarily of the following three components:

•	base salary;

•	annual cash bonus; and

•	long-term compensation pursuant to the Equity Incentive Plan.
Other compensation components may include contributions to our 401(k) and deferred compensation plans, and health, life and disability insurance premiums paid by the Company.
We designed each NEO’s compensation package to appropriately reward the NEO for his contribution to the Company. Our compensation philosophy has not historically been, and going forward will not be, a mechanical process, and our Compensation Committee will continue to use its judgment and experience, working in conjunction with our chief executive officer and, potentially, an independent compensation consultant, to determine the appropriate mix of compensation for each individual. Cash compensation consisting of base salary and discretionary cash bonuses tied to achievement of performance goals set by the Compensation Committee, such as the surpassing of certain operating thresholds related to investment performance, are intended to incentivize NEOs to remain with us in their roles and work hard to achieve our goals. Stock-based compensation in the form of restricted stock is awarded based on individual and Company performance expectations set by the Compensation Committee.
The compensation packages for our NEOs are structured to reflect what we believe to be certain best practices in corporate governance and executive compensation. For example, we currently follow the following practices with each of our NEOs:

•	no executive employment agreements;

•	no executive cash severance benefits;

•	no guaranteed pension and supplemental retirement benefits;

•	no executive perquisite allowances; and

•	no tax gross-up payments.
Establishing Compensation Levels
Role of the Compensation Committee and Management
As set forth in the Compensation Committee Charter, our Compensation Committee’s primary responsibility is to evaluate the compensation of our executive officers and assure that they are compensated effectively and in a manner consistent with our stated compensation objectives. The Compensation Committee also periodically reviews our corporate goals and objectives relevant to executive compensation, our executive compensation structure to ensure that it is designed to achieve the objectives of rewarding our executive officers appropriately for their contributions to corporate growth and profitability and our other goals and objectives. At least annually, the Compensation Committee will evaluate the compensation of our executive officers and determine the amounts and individual elements of total compensation for executive officers consistent with our corporate goals and objectives and will communicate to stockholders the factors and criteria on which the executive officers’ compensation is based, including the relationship of our performance to the executive officers’ compensation. With respect to the compensation of our executive officers other than the chief executive officer, the committee works with the chief executive officer to conduct these reviews. The committee will also periodically evaluate the terms and administration of our annual and long-term incentive plans, including equity compensation plans, to ensure that they are structured and administered in a manner consistent with our goals and objectives as to participation in such plans, target annual incentive awards, corporate financial goals, actual awards paid to executive officers and total funds allocated for payment under the compensation plans.

Role of Compensation Consultant

In 2013, the Compensation Committee engaged McLagan, a compensation consultant, to assist the Compensation Committee in its analysis of the compensation of executive officers and directors of other BDCs in order to assist in establishing the compensation levels necessary to attract and retain quality executive officers and investment professionals. From time to time and in support of McLagan’s role as an adviser to the Compensation Committee, McLagan receives input regarding the Company's strategic goals and the manner in which the executive compensation program should support these goals. The Compensation Committee evaluated McLagan’s independence from the Company and determined that McLagan is independent primarily because it does no work for management, receives no compensation from the Company other than for its work in advising the Compensation Committee and maintains no other economic relationships with the Company or any of its affiliates.
Assessment of Market Data
To assess the competitiveness of our executive compensation program, the Compensation Committee uses a comparative group of both externally and internally managed BDCs and performed comprehensive analyses of competitive performance and compensation levels. In 2013, the internally managed comparative group included the following: Capital Southwest Corporation; Harris & Harris Group, Inc.; Hercules Technology Growth Capital, Inc.; KCAP Financial; Main Street Capital Corporation; MCG Capital Corporation; and Medallion Financial Corp. In 2013, the externally managed comparative BDCs included the following: Apollo Investment Corporation; Ares Capital Corporation; BlackRock Kelso Capital Corporation; Fidus Investment Corporation; Fifth Street Finance Corp.; Gladstone Investment Corporation; Golub Capital BDC, Inc.; Gladstone Capital Corporation; Medley Capital Corp.; New Mountain Finance Corporation; PennantPark Investment Corporation; Prospect Capital Corporation; Solar Capital Ltd.; THL Credit, Inc.; and TCP Capital Corporation. However, the Compensation Committee does not specifically benchmark the compensation of our NEOs against that paid by other companies with publicly traded securities. This is because the Compensation Committee believes that our primary competitors in both our business and for recruiting executives are investment banks, private equity firms, mezzanine lenders, hedge funds and other specialty finance companies, including certain specialized commercial banks. Many of these entities do not publicly report the compensation of their executive officers nor do they typically report publicly information on their corporate performance. While various salary surveys from other private sources may become available to the Compensation Committee with regard to these private equity firms, the Compensation Committee believes that without accurate, publicly disclosed information on these private entities that would serve as benchmarks, it is inappropriate for the Compensation Committee to set formal benchmarking procedures.
The Compensation Committee's analysis centered around key elements of compensation practices within the BDC industry in general and, more specifically, compensation practices at internally managed BDCs closer in asset size, typical investment size, typical investment type, market capitalization, and general business scope to our Company. Items the Compensation Committee reviewed included, but were not necessarily limited to, base compensation, bonus compensation and restricted stock awards. In addition to actual levels of compensation, the Compensation Committee also analyzed the approach other BDCs were taking with regard to their compensation practices. Items the Compensation Committee reviewed included, but were not necessarily limited to, certain corporate and executive performance measures established to achieve total returns for stockholders and our “efficiency ratio” compared to other BDCs in our comparative group (which is calculated by taking total general and administrative expenses and dividing it by the company’s total revenue).

While each of the BDCs listed above is not exactly comparable in size, scope and operations, the Compensation Committee believes that given the size and uniqueness of our industry, they were the most relevant comparable companies available with disclosed executive compensation data, and they provide a good representation of competitive compensation levels for our executives.
Assessment of Company Performance
In determining annual compensation for our NEOs, our Compensation Committee evaluates the individual performance of our NEOs as well as the Company’s overall operating performance. We believe that the alignment of (i) a company’s business plan, (ii) its stockholders' expectations and (iii) its employee compensation is essential to long-term business success in the interest of our stockholders and employees. We typically make three to seven year investments in privately held businesses. Our business plan involves taking on investment risk over an extended period of time, and a premium is placed on our ability to maintain stability of net asset values and continuity of earnings to pass through to stockholders in the form of recurring dividends. Our strategy is to generate income and capital gains from our investments in the debt and equity securities of our portfolio companies. This income supports the payment of dividends to our stockholders. Therefore, a key element of our return to stockholders is current income through the payment of dividends. This recurring payout requires a methodical asset acquisition approach and active monitoring and management of our investment portfolio over time. A substantial part of our employee base is dedicated to the maintenance of asset values and generation of new investment opportunities to allow us to sustain and grow dividends.
In reviewing and approving the compensation packages for our executive officers and other key employees, our Compensation Committee considers the relative achievement of the Company’s strategic and corporate objectives, executive performance factors and the individual performance of each of our NEOs. For 2013, some of the most significant company-specific performance factors considered by the Compensation Committee include:

•	total and net investment income;

•	realized and unrealized gains and losses;

•	overall credit performance of the investment portfolio;

•	liquidity;

•	operating efficiency performance;

•	growth and diversification of the overall investment portfolio;

•	sustaining and growing dividends and distributions to stockholders; and

•	return on average stockholders’ equity.
Elements of Triangle’s Executive Compensation
In 2013, our compensation program was comprised primarily of the following three elements: (i) base salary, (ii) annual cash bonus and (iii) long-term equity incentive compensation. At the time of our IPO, our initial compensation program consisted of only base salary and an annual cash bonus. Upon receipt in 2008 of exemptive relief from the SEC that permitted the company to grant restricted stock awards to our executive officers and employees, we began to include long-term equity incentive compensation as part of our compensation program. The company sought such exemptive relief because we believe that creating long-term value for our stockholders is achieved, in part, by retaining our executive officers in a competitive employment environment with a competitive compensation program. This allows us to align a component of our compensation program over a longer-term similar to our target investment period for our privately held business investments, and to more closely align the interests of our NEOs with those of our stockholders. The Compensation Committee does not allocate a fixed percentage of the NEO compensation packages to each of these elements. Instead, the Compensation Committee targets total compensation at levels comparable to other BDCs, investment banks, private equity firms, mezzanine lenders, hedge funds, specialized commercial banks and other specialty finance companies. In designing our compensation program, the Compensation Committee seeks to achieve an appropriate balance among these elements to create a compensation program that incentivizes our NEOs to focus on financial and operating results in the near term and the creation of stockholder value over the long-term.
Since our IPO, our Compensation Committee has determined to make annual changes in each element of our compensation program in order to account for cost of living changes, our company’s continued asset and revenue growth and positive financial performance, and to retain our NEOs in a competitive environment for such executives. Our Compensation Committee considers our NEOs’ individual performance, each executive position’s responsibility for and ability to impact company performance, and individual expertise in connection with decisions under our compensation program each year. Because of the broad range of individual responsibilities of each of our NEOs, our Compensation Committee does not set specific or individualized performance metrics for any of our NEOs. The Compensation Committee instead considers the performance of each of our NEOs, and, based upon the evaluation and analysis of our Compensation Committee members, the performance of the Company relative to the general performance of other companies in the comparative group noted above.
Annual Base Salary
The annual base salary is designed to provide a minimum, fixed level of cash compensation to our NEOs in order to attract and retain experienced executive officers who can drive the achievement of our goals and objectives. The Compensation Committee annually reviews the base salary for each of our executive officers and determines whether or not to adjust it in its sole discretion. Increases to base salary are awarded to recognize levels of responsibilities and related individual performance, and to address changes in the external competitive market for a given position.
In establishing the 2013 base salaries of the NEOs, the Compensation Committee and management considered a number of factors including the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, the ability to replace the individual and the base salary of the individual from the previous year. In addition, the Compensation Committee considered the base salaries paid to comparably situated executive officers in other internally-managed BDCs and other competitive market practices. Finally, the Compensation Committee used a compensation consultant in order to obtain an objective third party expert’s insight into our NEOs’ base salaries.
Mr. Tucker was paid an annual base salary of $425,000 as of December 31, 2013. Mr. Tucker’s base salary recognizes his overall responsibility for the Company and his continued leadership which has enabled us to achieve our historical operational and financial objectives.
Mr. Poole's 2013 annual base salary was $400,000, which was paid to him, in part, on a prorated basis following his hire in July 2013. Mr. Poole’s base salary recognizes his responsibility for oversight of the Company's operations and his role as Chief Operating Officer.
Mr. Burgess was paid an annual base salary of $360,000 as of December 31, 2013. Mr. Burgess’ base salary recognizes his lead role in managing investment activities and portfolio management activities of the Company.
Mr. Lilly was paid an annual base salary of $310,000 as of December 31, 2013. Mr. Lilly’s base salary recognizes his lead role in managing all financial aspects of our Company, and his leadership in matters relating to our capital structure, the media and investor relations. Mr. Lilly’s base salary also reflected his service as our Company’s Chief Compliance Officer and Secretary.
Annual Cash Bonuses
We pay annual cash bonuses to reward corporate and individual achievements for the prior fiscal year. Annual cash bonuses are based on the Compensation Committee’s discretionary assessment of the Company’s and the NEO’s performance, with recommendations from the chief executive officer for NEOs other than himself. While cash bonus awards are discretionary, the Compensation Committee will not award cash bonuses to our NEOs unless the Company achieves certain minimum operating thresholds during the year.
On a quarterly basis, the Compensation Committee, together with input from our chief executive officer, approves an accrual for the annual potential cash bonus pool. The determination of the accrual amount is based upon the Company’s current financial forecast and executive performance contributing to achieving our corporate objectives, and is subject to the sole discretion of the Compensation Committee.
The Company paid cash bonuses to NEOs in recognition of both corporate and individual 2013 performance. In particular, for the year ended December 31, 2013, we achieved the following financial highlights:

•	total investment income of $101.0 million, representing an increase of approximately 11.8% from 2012;

•	net investment income of $61.5 million, representing an increase of approximately 6.7% from 2012;

•	net investment income per share of $2.23, representing an increase of approximately 3.2% from 2012;

•	net realized gain on investments of $18.4 million;

•	operating efficiency ratio of 19.1%; and

•	dividends and distributions during 2013 of $2.16 per share as compared to $2.02 per share in 2012, a 6.9% increase.
Mr. Tucker was paid an annual cash bonus of $1,025,000 for 2013. Mr. Tucker’s cash bonus reflects his overall responsibility for the strategic direction of the Company and his continued leadership in 2013, which enabled us to achieve the majority of our operational and financial objectives.
Mr. Poole was paid an annual cash bonus of $475,000 for 2013, which reflects his responsibility for the Company's operations and his contributions in 2013 following his hire in July 2013, which enabled us to achieve the majority of our operational and financial objectives.
Mr. Burgess was paid an annual cash bonus of $800,000 for 2013. Mr. Burgess’ cash bonus reflects his ability to manage the Company’s investment process, including monitoring our investment portfolio and guiding certain investments we made during 2013 to a successful closing on terms we believe will be favorable to the Company's stockholders.
Mr. Lilly was paid an annual cash bonus of $750,000 for 2013. Mr. Lilly’s cash bonus reflects his lead role in managing all financial aspects of our Company, including his leadership in matters relating to our capital structure, the media and investor relations. Mr. Lilly’s cash bonus also reflected his service as our Chief Compliance Officer and Secretary during 2013.
The Compensation Committee believes that these cash bonus awards are individually appropriate based on the Company’s 2013 performance and each individual’s contribution to the Company throughout 2013 as stated above. Such bonuses comprise a key component of the Company’s overall compensation program.
Long-Term Incentive Compensation
General
Our Board of Directors adopted the Equity Incentive Plan in order to provide stock-based awards as incentive compensation to our employees and non-employee directors. Since our IPO, our Board of Directors has chosen to utilize shares of our restricted stock, rather than stock options or other equity-based incentive compensation, as long-term incentive compensation.
We use restricted stock awards to (i) attract and retain key employees, (ii) motivate our employees by means of performance-related incentives to achieve long-range performance goals, (iii) enable our employees to participate in our long-term growth and (iv) link our employees’ compensation to the long-term interests of our stockholders. Each restricted stock award is for a fixed number of shares as set forth in an award agreement between the grantee and us. Award agreements set forth time and/or performance vesting schedules and other appropriate terms and/or restrictions with respect to awards, including rights to dividends and voting rights.
The Compensation Committee has been delegated responsibility by our Board of Directors to review the stock-based awards to employees. At the time of each award granted to each NEO, the Compensation Committee determines the terms of the award, including the performance period (or periods) and the performance objectives relating to the award. The Compensation Committee then recommends the approval of the award to the Board of Directors.
Restricted Stock Awards
The Compensation Committee generally meets in February of each year to consider the amount of restricted stock that should be awarded to our executive officers with respect to the Company's performance for the prior year. Specific performance factors that the Compensation Committee considered in determining the granting of restricted stock in February 2013 were the Company's achievement of financial and operational goals in 2012 and individual employee performance during 2012 in such areas as work ethic, proficiency and overall contribution to the Company. On February 6, 2013, the Board of Directors, upon recommendation of the Compensation Committee, granted Messrs, Tucker, Burgess and Lilly awards of restricted stock for 48,446 shares, 41,133 shares, and 34,278 shares, respectively, that vest ratably over four years. On August 29, 2013, in connection with his appointment as President and Chief Operating Officer of the Company, the Board of Directors, upon recommendation of the Compensation Committee, granted Mr. Poole and award of restricted stock for 51,020 shares, that vest ratably over five years. Based on SEC rules requiring equity awards to be disclosed in the tables for the year during which they are granted, rather than earned, the executive compensation tables in this proxy statement include the restricted stock awards granted to our NEOs (except Mr. Poole) in February 2013, even though such awards relate to 2012 performance.
In February 2014, our Compensation Committee considered employee performance during fiscal 2013, using similar factors above, in determining the amount of restricted stock awards to recommend for each executive officer. In addition, the Compensation Committee considers each NEO's total cash compensation in relation to the proposed stock award and the effect of dilution of net asset value per share and earnings per share prior to awarding the stock grants. On February 5, 2014, the Board of Directors, upon recommendation of the Compensation Committee, approved restricted stock awards for the NEOs, as detailed below.
Restricted stock awards allow the company to account for our compensation program based on the price of our common stock, fixed at the grant date of such award, resulting in a known maximum cost of such award under our compensation program at the time of grant. In determining annual restricted stock awards for each of our NEOs, our Compensation Committee considers the grant-date fair value of previously granted restricted stock awards, without assigning value to any appreciation or depreciation subsequent to the grant date of such prior awards.
Mr. Tucker was awarded 47,000 shares of restricted stock in February 2014 for his performance during 2013. The aggregate grant date fair value of the February 2014 award was $1,226,230. This award reflects Mr. Tucker’s leadership during 2013, which enabled us to achieve the majority of our operational and financial objectives. Mr. Tucker’s performance during this time period was vital to our Company’s success.
Mr. Poole was awarded 22,000 shares of restricted stock in February 2014 for his performance from July to December 2013. The aggregate grant date fair value of the February 2014 award was $573,980. This award reflects Mr. Poole’s leadership and operational management during 2013, which enabled us to achieve the majority of our operational and financial objectives.
Mr. Burgess was awarded 35,000 shares of restricted stock in February 2014 for his performance during 2013. The aggregate grant date fair value of the February 2014 award was $913,150. This award reflects Mr. Burgess’ role in implementing our investment strategy during 2013, including the expansion of our investment team, the sourcing of certain portfolio investments and guidance of each investment through our internal investment process from inception to closing.
Mr. Lilly was awarded 33,000 shares of restricted stock in February 2014 for his performance during 2013. The aggregate grant date fair value of the February 2014 award was $860,970. This award reflects Mr. Lilly’s role in managing all financial aspects of our Company, and his leadership in matters relating to our capital structure, the media and investor relations. Mr. Lilly’s restricted stock awards also reflect his continued service as our Chief Compliance Officer and Secretary.

The amount of restricted stock awarded to each of our executive officers is unrelated to the number of shares we may sell below net asset value.
Options
Since our IPO, our Board of Directors has not utilized options to purchase our common stock as a form of compensation to our NEOs and other employees. As such, we did not grant any stock options to our employees in 2013.
Our Board of Directors may, however, grant our employees options to purchase our common stock (including incentive stock options and non-qualified stock options). We expect that, if granted, options will represent a fixed number of shares of our common stock, will have an exercise, or strike, price equal to the fair market value of our common stock on the date of such grant, and will be exercisable, or “vested,” at some later time after grant. Upon any stock option grant, its exercise price will not be changed absent specific SEC approval that we may do so. Some stock options granted by our Board of Directors may vest simply by the holder remaining with the Company for a period of time, and some may vest based on meeting certain performance goals. We anticipate that our options, if granted in the future, will be valued for financial reporting purposes using the Black Scholes valuation method, and charges to earnings will be taken over the relevant service period pursuant to FASB ASC Topic 718.
Other Compensation Matters
401(k) Plan
We maintain a 401(k) plan in which all full-time employees who are at least 21 years of age and have achieved 90 days of service are eligible to participate and receive certain employer contributions. Eligible employees have the opportunity to contribute their compensation on a pretax salary basis into the 401(k) plan up to $17,500 for the plan year, and to direct the investment of these contributions. Plan participants who reach the age of 50 prior to or during the plan year are eligible to defer up to an additional $5,500 for the plan year.
Deferred Compensation Plan
The Compensation Committee has adopted a nonqualified deferred compensation plan covering the Company’s executive officers and key employees. Any compensation deferred and the Company’s additional contributions, if any, will earn a return based on the returns on certain investments designated by the Compensation Committee. Participants will be 100% vested in any elective deferrals, and will vest in any Company contributions ratably over four years from the date of the relevant contribution.
Tax and Accounting Considerations
Section 162(m) of the Code limits our deduction for U.S. federal income tax purposes to not more than $1 million of compensation paid to certain executive officers in a calendar year. Compensation above $1 million may be deducted if it is “performance-based compensation” as defined in the Code and the Treasury Regulations thereunder. To maintain flexibility in compensating our executive officers in a manner designed to promote our objectives, the Compensation Committee has not adopted a policy that requires all compensation to be deductible. However, the Compensation Committee evaluates the effects of the compensation limits of Section 162(m) of the Code on all compensation it proposes to grant, and the Compensation Committee intends to provide all executive compensation in a manner consistent with our best interests and those of our stockholders. In 2013, none of our executive officers received compensation that would exceed the $1 million limit on deductibility under Section 162(m) of the Code.
In awarding restricted stock awards for performance in 2013, we accounted for share-based awards under the provisions of FASB ASC Topic 718. FASB ASC Topic 718 establishes accounting for stock-based awards exchanged for goods or services. Accordingly, stock-based compensation cost is measured at grant date, based on the fair value of the awards, and is recognized as an expense ratably over the requisite service period. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

Conclusion
Our compensation policies are designed to fairly compensate, retain and motivate our NEOs. The retention and motivation of our NEOs should enable us to grow strategically and position ourselves competitively in the market in which we operate.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
All members of our Compensation Committee (Messrs. Dunwoody, Goldstein and Smith) are independent directors, and none of the members are present or past employees of the Company. No member of the Compensation Committee: (i) has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act; (ii) is an executive officer of another entity, at which one of our executive officers serves on the Compensation Committee; or (iii) is an executive officer of another entity, at which one of our executive officers serves on the Board of Directors.
COMPENSATION COMMITTEE REPORT
The Compensation Committee determines the compensation for our executive officers and the amount of salary and bonus to be included in the compensation package for each of our executive officers. The Compensation Committee currently consists of Messrs. Dunwoody, Goldstein and Smith, all of whom are considered independent in accordance with NYSE listing standards, SEC rules and our Corporate Governance Guidelines, and are not “interested persons” of the Company, as defined in Section 2(a)(19) of the 1940 Act.
The Compensation Committee of our Board of Directors has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section of this proxy statement and, based on their review and discussion, has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement to be filed with the SEC.
The Compensation Committee:
Sherwood H. Smith, Jr., Chair
W. McComb Dunwoody
Benjamin S. Goldstein
The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent specifically incorporated by reference therein.

EXECUTIVE OFFICER COMPENSATION
2013 Summary Compensation
The following table sets forth certain summary information for the years 2013, 2012 and 2011 with respect to the compensation awarded to and earned by our NEOs.
Summary Compensation Table for 2013

Name	Principal Position	Year	Base Salary	Bonus	Restricted Stock Awards(1)	All Other Compensation(2)	Total
Garland S. Tucker, III	CEO	2013	$413,750	$1,025,000	$1,379,258	$382,574	$3,200,582
		2012	$373,750	$1,080,000	$848,214	$295,578	$2,597,542
		2011	$345,625	$622,716	$672,297	$240,549	$1,881,187
E. Ashton Poole	COO	2013	$178,975	$475,000	$1,499,988	$107,218	$2,261,181
Brent P.W. Burgess	CIO(3)	2013	$353,750	$800,000	$1,171,057	$315,286	$2,640,093
		2012	$326,875	$895,000	$753,414	$260,962	$2,236,251
		2011	$295,625	$660,201	$581,110	$202,472	$1,739,408
Steven C. Lilly	CFO	2013	$305,000	$750,000	$975,895	$262,886	$2,293,781
		2012	$285,000	$770,000	$568,800	$206,557	$1,830,357
		2011	$265,000	$406,502	$467,197	$174,036	$1,312,735

(1)
The amounts listed in this column reflect the grant date fair value of the restricted stock granted in 2013, in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are set forth in Note 5 — “Equity Compensation Plans” to our consolidated audited financial statements for the fiscal year ended December 31, 2013 which are included in our Annual Report on Form 10-K which was filed with the SEC on February 26, 2014. These amounts do not represent the actual value that may be realized by the NEOs.

(2)Includes (i) value of benefits in the form of 401(k) contributions, deferred compensation plan contributions and earnings on deferred compensation plan balances, life insurance premiums paid by the Company for the year and (ii) value of dividends received or earned for the year in respect of each executive officer’s unvested restricted stock awards, as follows:

Name	Year	Company 401(k) Contributions	Company Deferred Compensation Plan Contributions	Deferred Compensation Plan Earnings	Dividends on Restricted Stock	Company Paid Life Insurance Premiums	Total All Other Compensation
Garland S. Tucker, III	2013	$33,500	$75,000	$37,627	$229,170	$7,277	$382,574
	2012	$33,000	$61,491	$5,308	$188,502	$7,277	$295,578
	2011	$32,500	$63,921	$—	$136,851	$7,277	$240,549
E. Ashton Poole	2013	$30,751	$20,000	$—	$55,102	$1,365	$107,218
Brent P.W. Burgess	2013	$33,500	$50,000	$32,398	$198,223	$1,165	$315,286
	2012	$33,000	$58,116	$4,269	$164,412	$1,165	$260,962
	2011	$32,500	$51,402	$—	$117,405	$1,165	$202,472
Steven C. Lilly	2013	$33,500	$45,000	$24,956	$158,492	$938	$262,886
	2012	$33,000	$39,893	$3,573	$129,153	$938	$206,557
	2011	$32,500	$43,020	$—	$97,578	$938	$174,036

(3)	“CIO” stands for Chief Investment Officer.

2013 Grants of Plan-Based Awards
The following table summarizes grants of plan-based awards made to our NEOs in 2013.
Grants of Plan-Based Awards in 2013

Name	Grant Date	Stock Awards Number of Shares of Stock	Grant Date Fair Value of Stock
Garland S. Tucker, III(1)	February 6, 2013	48,446	$1,379,258
E. Ashton Poole(2)	August 29, 2013	51,020	$1,499,988
Brent P.W. Burgess(1)	February 6, 2013	41,133	$1,171,057
Steven C. Lilly(1)	February 6, 2013	34,278	$975,895

(1)	Consists of restricted stock which vests over four years from the date of grant. The shares of restricted stock are expected to vest ratably in February of each year, beginning in February of 2014.

(2)	Consists of restricted stock which vests over five years from the date of grant. The shares of restricted stock are expected to vest ratably in August of each year, beginning in August of 2014.
Compensation Mix
As discussed in more detail in the section of this Proxy Statement entitled “Compensation Discussion and Analysis” above, in 2013, the Company’s compensation program was comprised primarily of the following three elements: (i) base salary, (ii) annual cash bonus and (iii) long-term equity compensation. Although it does not allocate a fixed percentage of the NEO compensation packages to each of these elements, the Compensation Committee does seek to achieve an appropriate balance among these elements to incentivize our NEOs to focus on financial and operating results in the near term and the creation of stockholder value over the long-term.
In 2013, salaries comprised 12.9%, 7.9%, 13.4% and 13.3% of total compensation for Messrs. Tucker, Poole, Burgess and Lilly, respectively. The annual base salary of each NEO is to be determined annually at the discretion of the Compensation Committee. Moreover, in 2013, annual cash bonuses comprised 32.0%, 21.0%, 30.3% and 32.7% of total compensation for Messrs. Tucker, Poole, Burgess and Lilly, respectively.
Equity Incentive Plan
The restricted stock awards granted to our NEOs during 2013 that appear in the tables above and below were granted pursuant to the Equity Incentive Plan. On March 18, 2008 we received an exemptive order from the SEC authorizing such issuance of restricted stock to our employees and non-employee directors pursuant to the terms of the Equity Incentive Plan and as otherwise set forth in the exemptive order. In 2008, our Board of Directors approved, and the stockholders voted to approve, the Equity Incentive Plan. The Equity Incentive Plan originally reserved up to 900,000 shares for issuance and in 2012 our Board of Directors and stockholders voted to approve an increase in shares of common stock available for issuance under the Equity Incentive Plan by 1,500,000 shares. Thus, the equity Incentive Plan currently reserves up to 2,400,000 shares of our common stock for issuance. As of December 31, 2013, there were 1,470,122 shares available for issuance under the Equity Incentive Plan.
Participants in the Equity Incentive Plan who are employees may receive awards of options to purchase shares of common stock or grants of restricted stock, as determined by the Board of Directors. The basis of such participation is to provide incentives to our employees in order to attract and retain the services of qualified professionals.
The Equity Incentive Plan includes provisions allowing the issuance of restricted stock to all key employees consistent with such terms and conditions as the Board of Directors shall deem appropriate, subject to the limitations set forth in the plan. Restricted stock refers to an award of stock that is subject to forfeiture restrictions and may not be transferred until such restrictions have lapsed. With respect to awards issued to our employees, the Board of Directors will determine the time or times at which such shares of restricted stock will vest or the terms on which such shares will vest. Shares granted pursuant to a restricted stock award will not be transferable until such shares have vested in accordance with the terms of the award agreement, unless the transfer is by will or by the laws of descent and distribution. The Equity Incentive Plan also allows us to issue options to our key employees in the future should our Board of Directors choose to do so.
Our Board of Directors has delegated administration of the Equity Incentive Plan to our Compensation Committee, currently comprised solely of three (3) independent directors who are independent pursuant to the listing requirements of the NYSE. Our Board of Directors may abolish the Compensation Committee at any time and revest in our Board of Directors the administration of the Equity Incentive Plan. Our Board of Directors administers the Equity Incentive Plan in a manner that is consistent with the applicable requirements of the NYSE and the exemptive order.
On February 6, 2013, the Board of Directors, upon recommendation of our Compensation Committee, approved grants of restricted stock awards to Messrs. Tucker, Burgess and Lilly as set forth above. All of these restricted shares of stock were valued at $28.47, the closing price of our common stock on the NYSE on February 6, 2013, the grant date. The restricted share awards granted to these executive officers vest ratably over four years from the grant date.
On August 29, 2013, the Board of Directors, upon recommendation of our Compensation Committee, approved a grant of restricted stock award to Mr. Poole as set forth above. These restricted shares of stock were valued at $29.40, the closing price of our common stock on the NYSE on August 29, 2013, the grant date. The restricted share award granted to Mr. Poole vests ratably over five years from the grant date.
None of these shares of restricted stock may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of prior to the their vesting date, and, except as otherwise determined by our Board of Directors at or after the grant of each executive officer’s award of restricted stock, any of the shares which have not fully vested will be forfeited, and all rights of the executive officer to such shares shall terminate, without further obligation on the part of the Company, unless the executive officer remains employed with us for the entire vesting period relating to the restricted stock.
In addition, in accordance with the Equity Incentive Plan and each individual award agreement, any share of the Company’s stock distributed with respect to the restricted stock reflected in the table above is subject to the same ratable vesting restrictions, terms and conditions as the restricted stock awarded to each executive officer.

2013 Outstanding Equity Awards at Fiscal Year End
The following table summarizes the number of outstanding equity awards held by each of our NEOs as of December 31, 2013.
2013 Outstanding Equity Awards at Fiscal Year End

Name	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested(1)
Garland S. Tucker, III	106,097	(2)	$2,933,582
E. Ashton Poole	51,020	(3)	$1,410,703
Brent P.W. Burgess	91,770	(4)	$2,537,441
Steven C. Lilly	73,376	(5)	$2,028,846

(1)	The values of the unvested common stock listed are based on a $27.65 closing price of our common stock as reported on the NYSE on December 31, 2013.

(2)
7,708 of the shares listed will vest on February 4, 2014, 16,390 of the shares listed will vest ratably on February 4 of each year until February 4, 2015, 33,553 of the shares will vest ratably on February 4 of each year until February 4, 2016, and 48,446 of the shares will vest ratably on February 4 of each year until February 4, 2017, at which respective times such shares will be fully vested, subject to the executive officer still being employed with us at such vesting dates.

(3)
Shares will vest ratably on August 29 of each year until August 29, 2018, at which time such shares will be fully vested, subject to the executive officer still being employed with us at such vesting dates.

(4)
6,667 of the shares listed will vest on February 4, 2014, 14,167 of the shares listed will vest ratably on February 4 of each year until February 4, 2015, 29,803 of the shares will vest ratably on February 4 of each year until February 4, 2016, and 41,133 of the shares will vest ratably on February 4 of each year until February 4, 2017, at which respective times such shares will be fully vested, subject to the executive officer still being employed with us at such vesting dates.

(5)
5,208 of the shares listed will vest on February 4, 2014, 11,390 of the shares listed will vest ratably on February 4 of each year until February 4, 2015, 22,500 of the shares listed will vest ratably on February 4 of each year until February 4, 2016, and 34,278 of the shares listed will vest ratably on February 4 of each year until February 4, 2017, at which respective times such shares will be fully vested, subject to the executive officer still being employed with us at such vesting dates.

2013 Option Exercises and Stock Vested
None
Nonqualified Deferred Compensation for 2013
The following table sets forth information concerning compensation earned by our NEO’s for 2013 under the Company’s Executive Deferred Compensation Plan.

Name	Executive Contributions In 2013 ($)(1)	Registrant Contributions In 2013 ($)(2)	Aggregate Earnings In 2013 ($)(3)	Aggregate Withdrawals/ Distributions In 2013 ($)	Aggregate Balance at 12/31/2013 ($)(4)
Garland S. Tucker, III	—	$61,491	$37,627	—	$168,348
E. Ashton Poole	—	$—	$—	—	$—
Brent P.W. Burgess	—	$58,116	$32,398	—	$146,184
Steven C. Lilly	—	$39,893	$24,956	—	$111,441

(1)	No executive contributions were made during 2013.

(2)
Represents amounts earned for 2012 and contributed to the Executive Deferred Compensation Plan in 2013. All of the amounts shown in this column are also reported in the “All Other Compensation” column of the Summary Compensation Table for 2012.

(3)
Represents earnings on Executive Deferred Compensation Plan balances during 2013. All of the amounts shown in this column are also reported in the “All Other Compensation” column of the Summary Compensation Table for 2013.

(4)	All amounts were included in amounts reported in the “All Other Compensation” column of the Summary Compensation Table in 2013 or a prior year.
During the first quarter of 2012, the Compensation Committee of the Board of Directors approved the Company’s adoption of a non-qualified deferred compensation plan for certain senior executive officers and key employees, including the NEOs (the “Executive Deferred Compensation Plan”). The Executive Deferred Compensation Plan is an unfunded plan maintained for the purpose of providing participating executives with additional deferred compensation. Pursuant to the Executive Deferred Compensation Plan, the Company will contribute certain amounts for the benefit of the participating executives from time to time. In the future, the Company may allow participating executives to elect to contribute on a pre-tax basis up to 50% of their base salary and up to 100% of their cash bonus. The Company may elect to match a portion of such contributions. Contributions to the Executive Deferred Compensation Plan will earn a fixed rate of return. This rate of return is currently determined to equal the rate of return of a hypothetical investment in a mutual fund providing a return equal to the S&P Total Return Index. Participants will be 100% vested in any elective deferrals, and will vest in any Company contributions ratably over four years from the date of the relevant contribution. Distributions to participants are generally payable upon termination of employment.
Potential Payments upon Termination or Change in Control
This section describes and quantifies the estimated compensation payments and benefits that would be paid to our NEOs upon the occurrence of each of the following triggering events:

•	termination upon death or disability (as defined in the Equity Incentive Plan); or

•	occurrence of a change in control in the Company (as defined in the Equity Incentive Plan).
Effective February 2009, as a result of the determination by our Compensation Committee that it would be in the best interests of the Company and our stockholders for the Company to operate without employment agreements, none of our employees is party to an employment agreement with the Company. The information below describes those limited instances in which our NEOs would be entitled to payments or other benefits following a termination of employment and/or upon a change in control of the Company without employment agreements. Our NEOs are “at will” employees and, except as otherwise described below, they are only entitled to payment of accrued salary and vacation time, on the same terms as provided to our other employees, upon any resignation, retirement or termination of employment, with or without cause. Except as otherwise noted below, the calculations below do not include any estimated payments for those benefits that we generally make available on the same terms to our full-time, non-executive employees.
The estimated payments below are calculated based on compensation arrangements in effect as of December 31, 2013 and assume that the triggering event occurred on such date. The estimated benefit amounts are based on a common stock price of $27.65, which was the closing price per share of our common stock on the NYSE on December 31, 2013 and these amounts could be paid lump sum by us should the triggering event occur below. Our estimates of potential benefits are further based on the additional assumptions specifically set forth in the table below. Although these calculations are intended to provide reasonable estimates of potential compensation benefits, the estimated benefit amounts may differ from the actual amount that any individual would receive upon termination or the costs to Triangle associated with continuing certain benefits following termination of employment.
Stock Awards

	Termination For Cause		Termination from Death, from Disability or Occurrence of Change in Control
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Garland S. Tucker, III	—	—	106,097	$2,933,582
E. Ashton Poole	—	—	51,020	$1,410,703
Brent P.W. Burgess	—	—	91,770	$2,537,441
Steven C. Lilly	—	—	73,376	$2,028,846

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock as of February 28, 2014, the record date, by each of our executive officers and independent directors and all of our directors and executive officers as a group. As of February 28, 2014, we are not aware of any 5% beneficial owners of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There is no common stock subject to options or warrants that is currently exercisable or exercisable within 60 days of February 28, 2014. Percentage of beneficial ownership is based on 27,876,588 shares of common stock outstanding as of February 28, 2014. The business address of each person below is 3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina 27612.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Class(2)	Dollar Range of Equity Securities Beneficially Owned(3)(4)
Executive Officers
Garland S. Tucker, III	267,758	(5)	*	over $100,000
E. Ashton Poole	75,978	(6)	*	over $100,000
Brent P.W. Burgess	217,486	(7)	*	over $100,000
Steven C. Lilly	199,639	(8)	*	over $100,000
Independent Directors
W. McComb Dunwoody	148,749	(9)	*	over $100,000
Mark M. Gambill	13,508	(10)	*	over $100,000
Benjamin S. Goldstein	30,144	(11)	*	over $100,000
Simon B. Rich, Jr.	49,440	(12)	*	over $100,000
Sherwood H. Smith, Jr.	89,321	(13)	*	over $100,000
All directors and executive officers as a group	1,092,023		3.9%	over $100,000

* Less than 1.0%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act.

(2)	Based on a total of 27,876,588 shares issued and outstanding as of February 28, 2014.

(3)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

(4)	The dollar range of equity securities beneficially owned is based on a stock price of $28.11 per share as of February 28, 2014.

(5)	Includes 106,097 shares of unvested restricted stock and 35,987 shares held by Mr. Tucker’s wife.

(6)	Includes 51,020 shares of unvested restricted stock and 842 shares held by Mr. Poole's wife.

(7)	Includes 91,770 shares of unvested restricted stock and 124,683 shares that are pledged as security by Mr. Burgess.

(8)	Includes 73,376 shares of unvested restricted stock.

(9)	Includes 1,682 shares of unvested restricted stock.

(10)	Includes 1,682 shares of unvested restricted stock.

(11)	Includes 1,682 shares of unvested restricted stock.

(12)	Includes 1,682 shares of unvested restricted stock and 5,250 shares held by Mr. Rich’s wife.

(13)	Includes 1,682 shares of unvested restricted stock and 34,825 shares held by Mr. Smith’s wife.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require that our directors and executive officers, and any persons holding more than 10% of any class of our equity securities report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, the NYSE and to us. Based solely on a review of the written statements and copies of such reports furnished to us by our executive officers, directors and greater than 10% beneficial owners, we believe that during fiscal year 2013 all Section 16(a) filing requirements applicable to the executive officers, directors and stockholders were timely satisfied.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions Policy and Procedure
The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain related persons of the Company whereby our executive officers screen each of our transactions for any possible affiliations, close or remote, between the proposed portfolio investment, us, companies controlled by us and our employees and directors. We will not enter into any agreements unless and until we are satisfied that no affiliations prohibited by the 1940 Act exist or, if such affiliations exist, we have taken appropriate actions to seek board review and approval or, when required, exemptive relief for such transaction. Our Board of Directors reviews these procedures on an annual basis. Our Audit Committee reviews and approves any transactions with related parties (as such term is defined in Item 404 of Regulation S-K).
In addition, the Company’s code of business conduct and ethics, which has been approved by the Board of Directors and acknowledged in writing by all employees, requires that all employees and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of the Company. Pursuant to the code of business conduct and ethics, each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to our chief compliance officer.
The Nominating and Corporate Governance Committee is charged with monitoring and making recommendations to the Board of Directors regarding policies and practices relating to corporate governance. Certain actions or relationships that might give rise to a conflict of interest are reviewed and approved by the Board of Directors.
Certain Transactions With or Involving Related Persons
During 2013, we did not enter into any transactions with related persons that would be required to be disclosed under this caption pursuant to Item 404(a) of Regulation S-K. For additional information regarding the amount of common stock owned by members of management, see “Security Ownership of Certain Beneficial Owners and Management.”

AUDIT COMMITTEE REPORT
The Audit Committee of our Board of Directors operates under a written charter adopted by the Board of Directors, which is available on our website at http://ir.tcap.com. The Audit Committee is currently comprised of Messrs. Goldstein, Rich and Smith.
The Audit Committee assists the Board of Directors in its oversight of the Company’s financial reporting process and implementation and maintenance of effective controls to prevent, deter and detect fraud by management. In addition, the Audit Committee is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. Each of the members of the Audit Committee qualifies as an “independent” director in accordance with NYSE listing standards, SEC rules and our Corporate Governance Guidelines.
In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and Ernst & Young LLP, the Company’s independent registered public accounting firm, to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and Ernst & Young LLP.
The Audit Committee also is responsible for assisting the Board of Directors in the oversight of the qualification, independence and performance of the Company’s independent auditor. The Audit Committee regularly meets in separate, private executive sessions with certain members of senior management and Ernst & Young LLP. The Audit Committee has discussed with Ernst & Young LLP the matters an independent auditor is required to discuss with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such services, by Ernst & Young LLP are compatible with Ernst & Young LLP maintaining its independence from the Company.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The Audit Committee has selected and the Board of Directors has approved the appointment of Ernst & Young LLP as the Company’s independent auditor for the year ending December 31, 2014.

The Audit Committee

Benjamin S. Goldstein, Chair
Simon B. Rich, Jr.
Sherwood H. Smith, Jr.

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Ernst & Young LLP also will serve as the independent registered public accounting firm for all of our wholly-owned subsidiaries. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer appropriate questions.
Independent Registered Public Accounting Firm’s Fees
We have paid or expect to pay the following fees to Ernst & Young LLP for work performed in 2012 and 2013 or attributable to the audit of our 2012 and 2013 financial statements:

	Fiscal Year Ended December 31, 2012		Fiscal Year Ended December 31, 2013
Audit Fees	$633,532	(1)	$496,671	(2)
Audit Related Fees	—		—
Tax Fees	61,150		61,150
Other Fees	—		—
TOTAL FEES	$694,682		$557,821

(1)
Includes approximately $172,419 in audit fees related to our two public offerings of notes and one public offering of common stock, each of which closed in 2012, and the amendments to our universal shelf registration statement on Form N-2 which became effective in 2012.

(2)	Includes the amendment to our universal shelf registration statement on Form N-2 which became effective in 2013.
Audit Fees.    Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.
Audit Related Fees.     Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.
Tax Fees.     Tax fees include corporate and subsidiary compliance and consulting.
All Other Fees.     Fees for other services would include fees for products and services other than the services reported above, including any non-audit fees.
Pre-Approval Policies and Procedures
The Audit Committee has established, and our Board of Directors has approved, a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by Ernst & Young LLP, the Company’s independent registered accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent registered accounting firm in order to assure that the provision of such service does not impair the firm’s independence.
Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered accounting firm to management.
During 2012 and 2013, 100% of our audit fees, audit-related fees, tax fees and fees for other services provided by our independent registered public accounting firm were pre-approved by our Audit Committee.

PROPOSAL NO. 2
APPROVAL TO SELL SHARES OF COMMON STOCK OR WARRANTS, OPTIONS OR RIGHTS TO
ACQUIRE COMMON STOCK BELOW NET ASSET VALUE (BOOK VALUE)
The Company is a closed-end investment company that has elected to be treated as a BDC under the 1940 Act. The 1940 Act prohibits the Company from selling shares of its common stock or warrants, options or rights to acquire its common stock at a price below the current net asset value (i.e., book value) per share of such stock, with certain exceptions. One such exception would permit the Company to sell shares of its common stock or warrants, options or rights to acquire its common stock during the next year at a price below the Company’s then current net asset value per share if its stockholders approve such a sale and the Company’s directors make certain determinations. Pursuant to this provision, the Company is seeking the approval of its common stockholders so that it may, in one or more public or private offerings of its common stock or warrants, options or rights to acquire its common stock, sell shares of its common stock or warrants, options or rights to acquire its common stock at a price below its then current net asset value per share, subject to certain conditions discussed below. If approved, the authorization would be effective for a period expiring on the earlier of the anniversary of the date of this Annual Meeting or the date of the Company’s 2015 Annual Meeting of Stockholders, which is expected to be held in May 2015.
Generally, equity securities sold in public securities offerings are priced based on public market prices quoted on exchanges such as NYSE, rather than net asset value, or book value, per share. Since the Company’s IPO, at times the Company’s common stock has traded above its net asset value per share, and at times the Company’s common stock has traded below its net asset value per share. At each of the Company’s 2008, 2009, 2010, 2011, 2012 and 2013 Annual Meetings of Stockholders, the Company requested and received approval from its stockholders to sell its stock at a price per share below net asset value under certain circumstances. Like last year, the Company is again seeking the approval of a majority of its common stockholders of record to offer and sell shares of its common stock or warrants, options or rights to acquire its common stock at prices that, net of underwriting discount or commissions, may be less than net asset value so as to permit the flexibility in pricing that market conditions may require. Of the Company’s seven follow-on equity offerings completed since its IPO, only two were priced below the then current net asset value per share (both during 2009).
Reasons to Offer Common Stock or Warrants, Options or Rights to Acquire Common Stock Below Net Asset Value
We believe that market conditions will continue to provide opportunities to invest new capital at potentially attractive returns. During 2008 through much of 2013, U.S. credit markets, including many lending institutions, experienced significant difficulties resulting in large part from the default in payments on sub-prime residential mortgages, the re-pricing of credit risk in the broadly syndicated bank loan market, U.S. debt ceiling and budget deficit concerns and concerns generally about the decline in the U.S. economy and signs of deteriorating sovereign debt conditions in Europe. This contributed to significant stock price volatility for capital providers such as our Company and has made access to capital more challenging for many smaller businesses. However, the change in credit market conditions also has had beneficial effects for capital providers like us because small businesses are sometimes selling for lower prices, in certain circumstances, willing to pay higher interest rates and generally are accepting contractual terms that we believe are favorable to us. Accordingly, for firms that continue to have access to capital, we believe that the current environment could provide investment opportunities on more favorable terms than have been available in recent periods. Our ability to take advantage of these opportunities, however, is dependent upon our access to equity capital.
As a BDC and regulated investment company, or RIC, the Company is dependent on its ability to raise capital through the issuance of common stock. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from using those earnings to support new investments. Further, BDCs must maintain a debt to equity ratio of less than 1:1, which requires the Company to finance its investments with at least as much equity as debt in the aggregate.

To continue to build the Company’s investment portfolio, and thereby support maintenance and growth of the Company’s dividends, the Company endeavors to maintain consistent access to capital through the public and private equity markets enabling it to take advantage of investment opportunities as they arise.
Since the Company’s IPO in 2007, the Company’s common stock has traded both at a premium and at a discount in relation to its net asset value, which is the equivalent of “book value,” rather than market or publicly-traded value. The possibility that shares of our common stock will trade at a discount from net asset value or at premiums that are unsustainable over the long-term are separate and distinct from the risk that our net asset value will decrease. It is not possible to predict whether any shares of our common stock issued in the future will trade at, above, or below net asset value.

The following table, reflecting the entire public trading history of our common stock since our IPO, lists the high and low sales prices for our common stock, and the sales prices as percentages of net asset values. On February 28, 2014, the record date, the last reported closing sale price of our common stock on the NYSE was $28.11.

	Net Asset Value(1)	Sales Price		Premium (Discount) of High Sales Price to Net Asset Value(2)	Premium (Discount) of Low Sales Price to Net Asset Value(2)
		High	Low
Year ended December 31, 2007
First Quarter	$13.57	$15.40	$13.45	13.5%	(0.9)%
Second Quarter	$13.75	$15.79	$13.58	14.8%	(1.2)%
Third Quarter	$13.99	$14.99	$11.95	7.1%	(14.6)%
Fourth Quarter	$13.74	$14.50	$10.75	5.5%	(21.8)%
Year ended December 31, 2008
First Quarter	$13.85	$13.40	$10.50	(3.2)%	(24.2)%
Second Quarter	$13.73	$12.25	$10.81	(10.8)%	(21.3)%
Third Quarter	$13.76	$13.75	$9.91	(0.1)%	(28.0)%
Fourth Quarter	$13.22	$13.18	$4.00	(0.3)%	(69.7)%
Year ended December 31, 2009
First Quarter	$12.46	$12.92	$5.21	3.7%	(58.2)%
Second Quarter	$11.31	$12.38	$7.50	9.5%	(33.7)%
Third Quarter	$10.60	$12.77	$10.26	20.5%	(3.2)%
Fourth Quarter	$11.03	$13.28	$10.95	20.4%	(0.7)%
Year ended December 31, 2010
First Quarter	$10.87	$14.53	$11.45	33.7%	5.3%
Second Quarter	$11.08	$16.38	$12.16	47.8%	9.7%
Third Quarter	$11.99	$16.81	$14.06	40.2%	17.3%
Fourth Quarter	$12.09	$20.97	$15.90	73.4%	31.5%
Year ended December 31, 2011
First Quarter	$13.42	$20.93	$16.23	56.0%	20.9%
Second Quarter	$13.79	$19.27	$17.37	39.7%	26.0%
Third Quarter	$14.59	$19.14	$14.75	31.2%	1.1%
Fourth Quarter	$14.68	$19.37	$13.62	31.9%	(7.2)%
Year ended December 31, 2012
First Quarter	$15.12	$20.23	$18.83	33.8%	24.5%
Second Quarter	$15.21	$23.29	$18.81	53.1%	23.7%
Third Quarter	$15.33	$26.13	$21.60	70.5%	40.9%
Fourth Quarter	$15.34	$26.71	$21.36	74.1%	39.2%
Year ended December 31, 2013
First Quarter	$15.32	$30.70	$25.86	100.4%	68.8%
Second Quarter	$15.62	$29.99	$25.47	92.0%	63.1%
Third Quarter	$15.94	$30.19	$27.56	89.4%	72.9%
Fourth Quarter	$16.10	$30.42	$27.45	88.9%	70.5%
Year ended December 31, 2014
First Quarter (through March 18, 2014)	*	$29.39	$26.01	*	*
* Net asset value has not yet been calculated for this period

(1)
Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low sales prices. The net asset values shown are based on outstanding shares at the end of each period.

(2)	Calculated as the respective high or low sales price divided by net asset value.

The unprecedented nature of the credit market dislocation and uncertainty since 2007 surrounding the U.S. economy led to significant stock market volatility, particularly with respect to the stock of financial services companies. During times of increased price volatility, the Company’s common stock may periodically trade below its net asset value, which is not uncommon for BDCs like the Company. As noted above, however, the recent market uncertainties have created, and we believe will continue to create, favorable opportunities to invest, including opportunities that, all else being equal, may increase net asset value over the longer-term, even if financed with the issuance of common stock or warrants, options or rights to acquire common stock below net asset value, although there is no assurance that this will occur. The Company expects that it will be periodically presented with attractive opportunities that require the Company to make an investment commitment quickly. The Company may be unable to capitalize on investment opportunities presented to it unless it is able to quickly raise capital. Stockholder approval of the proposal to sell shares of common stock or warrants, options or rights to acquire common stock below net asset value subject to the conditions detailed below will provide the Company with the flexibility to invest in such opportunities.
The Board of Directors believes that having the flexibility to issue its common stock or warrants, options or rights to acquire its common stock below net asset value in certain instances is in the best interests of stockholders. If the Company were unable to access the capital markets as attractive investment opportunities arise, the Company’s ability to grow over time and continue to pay steady or increasing dividends to stockholders could be adversely affected. It could also have the effect of forcing the Company to sell assets that the Company would not otherwise sell, and such sales could occur at times that are disadvantageous to sell.
Conditions to Sales Below Net Asset Value
If this proposal is approved, the Company will only sell shares of its common stock or warrants, options or rights to acquire its common stock at a price below net asset value per share if the following conditions are met:

•
a majority of the Company’s directors who have no financial interest in the sale and a majority of such directors who are not interested persons of the Company have determined that any such sale would be in the best interests of the Company and its stockholders; and

•
a majority of the Company’s directors who have no financial interest in the sale and a majority of such directors who are not interested persons of the Company, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any distributing commission or discount.

As a stockholder, you should also be aware that no conflict of interest exists as to any entity affiliated with the Company such that any such entity would receive fees as a direct result of assets under management increasing from any sale of the Company’s common stock or warrants, options or rights to acquire its common stock at a price per share below net asset value. As an internally managed BDC, we do not pay asset management fees to third party investment advisors.
Finally, in determining whether or not to sell additional shares of the Company’s common stock or warrants, options or rights to acquire its common stock at a price below the net asset value per share, the Board of Directors will be obligated to act in the best interests of the Company and its stockholders.

Key Stockholder Considerations
Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the dilutive effect of the issuance of shares of the Company’s common stock or warrants, options or rights to acquire its common stock at less than net asset value per share on the net asset value per outstanding share of common stock. Any sale of common stock or warrants, options or rights to acquire common stock at a price below net asset value would result in an immediate dilution to existing common stockholders. Since under this proposal shares of the Company’s common stock or warrants, options or rights to acquire its common stock could be issued at a price that is substantially below the net asset value per share, the dilution could be substantial. This dilution would include reduction in the net asset value per share as a result of the issuance of shares or warrants, options or rights to acquire common stock at a price below the net asset value per share and a proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance. If this Proposal No. 2 is approved, the Board of Directors of the Company may, consistent with its fiduciary duties, approve the sale of the Company’s common stock or warrants, options or rights to acquire its common stock at any discount to its then-current net asset value per share; however, the Board of Directors will consider the potential dilutive effect of the issuance of shares of common stock or warrants, options or rights to acquire common stock at a price below the net asset value per share when considering whether to authorize any such issuance and will act in the best interests of the Company and its stockholders in doing so.
The 1940 Act establishes a connection between common share sale price and net asset value because, when shares of common stock or warrants, options or rights to acquire common stock are sold at a sale price below net asset value per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Further, if current stockholders of the Company do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then current net asset value, their voting power will be diluted. For an illustration of the potential dilutive effect of an offering of our common stock at a price below net asset value, please see the table below under the heading “Examples of Dilutive Effect of the Issuance of Shares Below Net Asset Value.”
Finally, any sale of substantial amounts of our common stock or other securities in the open market may adversely affect the market price of our common stock and may adversely affect our ability to obtain future financing in the capital markets. In addition, future sales of our common stock to the public may create a potential market overhang, which is the existence of a large block of shares readily available for sale that could lead the market to discount the value of shares held by other investors. In the event we were to continue to sell our common stock at prices below net value for sustained periods of time, such offerings may result in sustained discounts in the marketplace.

Examples of Dilutive Effect of the Issuance of Shares Below Net Asset Value
The table on the following page illustrates the level of net asset value dilution that would be experienced by a nonparticipating stockholder in four different hypothetical offerings of different sizes and levels of discount from net asset value per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.
The examples assume that Company XYZ has 1,000,000 shares of common stock outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current net asset value and net asset value per share are thus $10,000,000 and $10.00. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commission (a 5% discount from net asset value), (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from net asset value), (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after offering expenses and commissions (a 20% discount from net asset value) and (4) an offering of 250,000 shares (25% of the outstanding shares) at $0.01 per share after offering expenses and commissions (a 100% discount from net asset value). Because we are not limited as to the amount of discount from net asset value at which we can offer shares, the fourth example on the following table (an offering at a price of $0.01 per share) is included, however, the Company will not offer shares at a 100% discount to net asset value. “NAV” in the table below stands for “net asset value.”

Dilutive Effect of the Issuance of Shares by Company XYZ Below Net Asset Value

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount		Example 4 25% Offering at 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$10.00	—	$9.47	—	$8.42	—	$0.01	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—	$0.01	—
Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.24)%	$9.91	(0.91)%	$9.67	(3.33)%	$8.00	(19.98)%
Dilution to Stockholder
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—	10,000	—
Percentage Held by Stockholder A	1.0%	0.95%	(4.76)%	0.91%	(9.09)%	0.83%	(16.67)%	0.80%	(20.00)%
Total Asset Values
Total NAV Held by Stockholder A	$100,000	$99,762	(0.24)%	$99,091	(0.91)%	$96,667	(3.33)%	$80,020	(19.98)%
Total Investment by Stockholder A (Assumed to Be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$(238)	—	$(909)	—	$(3,333)	—	$(19,980)	—
Per Share Amounts
NAV per Share Held by Stockholder A	—	$9.98	—	$9.91	—	$9.67	—	$8.00	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—	$10.00	—
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—	$(2.00)	—
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)	—	—	(0.24)%	—	(0.91)%	—	(3.33)%	—	(19.98)%
The Board of Directors recommends a vote “FOR” the proposal to authorize the Company to sell shares of its common stock or warrants, options or rights to acquire its common stock during the next year at a price below the Company’s then current net asset value (i.e., book value) per share.
Required Vote. Approval of this proposal requires the affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting which are not held by affiliated persons of the Company. For purposes of this proposal, the 1940 Act defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (2) 50% of the outstanding voting securities of such company, whichever is the less. Abstentions and broker non-votes will have the effect of a vote against this proposal.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory basis, the compensation of our NEOs as set forth in this Proxy Statement. Specifically, this Proposal No. 3, commonly known as a “Say-On-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any particular form of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. More detailed discussion regarding the compensation of our NEOs is provided under the captions “Compensation Discussion and Analysis” and “Executive Compensation” above.
The compensation programs of the Company adopted by our Compensation Committee are designed with the goal of providing compensation that is fair, reasonable and competitive and are intended to align the compensation paid to our NEOs with both our short-term and long-term objectives. The key elements of our compensation philosophy include: (i) designing compensation programs that enable us to attract and retain the best talent in the financial industries in which we compete; (ii) aligning executive compensation packages with the Company’s performance; and (iii) using long-term equity awards to align employee and stockholder interests. In furtherance of these objectives, the Compensation Committee regularly evaluates the compensation of our NEOs and determines the appropriate amounts and the constituent elements of their compensation packages.
We are asking our stockholders to indicate their support for the compensation of our NEOs as set forth in this Proxy Statement. Accordingly, we recommend our stockholders vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Triangle Capital Corporation approve, on an advisory basis, the compensation of Triangle Capital Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion, as set forth in this Proxy Statement.”
The vote for this Proposal No. 3 is advisory and is therefore not binding upon the Compensation Committee, our Board of Directors or the Company. Our Compensation Committee and our Board of Directors value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, we will carefully consider our stockholders’ concerns, and the Compensation Committee and our Board of Directors will evaluate whether any actions are necessary to address such concerns.
The Board of Directors recommends a vote “FOR” approving an advisory (non-binding) vote for the compensation of our named executive officers.

PRIVACY NOTICE
We are committed to protecting your privacy. This privacy notice explains our privacy policies. This notice supersedes any other privacy notice you may have received from us, and its terms apply both to our current stockholders and to former stockholders as well.
We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, and number of shares you hold. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.
We do not share this information with any non-affiliated third party except as described below.

•
The People and Companies that Make Up Triangle.  It is our policy that only our authorized employees who need to know your personal information will have access to it. Our personnel who violate our privacy policy are subject to disciplinary action.

•
Service Providers.  We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

•
Courts and Government Officials.  If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

OTHER BUSINESS
The Board of Directors knows of no other business to be presented for action at the 2014 Annual Meeting of Stockholders. If any matters do come before the meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the meeting. The submission of a proposal does not guarantee its inclusion in our proxy statement or presentation at the meeting unless certain requirements under applicable securities laws and our Bylaws are met.
You are cordially invited to attend the 2014 Annual Meeting of Stockholders in person. Your vote is important and, whether or not you plan to attend the meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

By order of the Board of Directors,

Steven C. Lilly
Chief Financial Officer and Secretary
Raleigh, North Carolina
March 19, 2014

APPENDIX A
TRIANGLE CAPITAL CORPORATION
AUDIT COMMITTEE CHARTER

This Audit Committee Charter was amended and restated by the Board of Directors (the “Board”) of Triangle Capital Corporation (the “Company”) on February 5, 2014.

I.	Purpose

The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company’s financial statements; (ii) the integrity of the accounting and financial reporting processes of the Company and the audits of the financial statements; (iii) the Company’s compliance with legal and regulatory requirements; (iv) the independent registered public accounting firm’s qualifications and independence; and (v) the performance of the Company’s internal audit function and independent registered public accounting firm. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) including item 407(d)(3)(i) of Regulation S-K, as amended to be included in the Company’s annual proxy statement.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, expressing an opinion on the Company’s management’s assessment of the Company’s internal control over financial reporting, expressing an opinion on the Company’s internal control over financial reporting and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent registered public accounting firm) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement on Auditing Standards No. 100, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.	Membership

The Committee shall consist of at least three members of the Board and shall be composed solely of Independent Directors. “Independent Directors” are members of the Board who (i) are not “interested persons” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) of the Company; (ii) are “independent directors” as defined by the New York Stock Exchange listing standards; (iii) meet the criteria for independence under the applicable rules under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the other applicable rules and regulations of the SEC; (iv) have not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years; and (v) are otherwise free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of their independent judgment as a member of the Audit Committee, all as determined by the Board of Directors.

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In addition, each Committee member must be financially literate, which the Board interprets to mean able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. The Company also must have at least one member of the Committee who has accounting or related financial management expertise, which may include requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. If the Board determines that a member of the Committee is an audit committee financial expert, it may presume that such member has accounting or related financial management expertise.

No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Committee, and discloses this determination in the Company’s annual proxy statement.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board.

III.	Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the Company’s independent registered public accounting firm.

All non-management directors who are not members of the Committee may attend and observe meetings of the Committee but shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the Company’s independent registered public accounting firm, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate to carry out its duties. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall     provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent registered public accounting firm for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, to any advisors employed by the Committee, and for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.	Powers and Responsibilities

The duties and powers of the Committee include, but are not limited to, the following:

Interaction with the Independent Registered Public Accounting Firm

1.
Appointment and Oversight. The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm (including resolution of any disagreements between Company management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent registered public accounting firm shall report directly to the Committee.

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2.
Pre-Approval of Services. Before the independent registered public accounting firm is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall preapprove the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent registered public accounting firm. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3.
Independence, Qualifications, and Performance of Independent Registered Public Accounting Firm. The Committee shall, at least annually, review the independence and quality control procedures of the independent registered public accounting firm and the experience and qualifications of the independent registered accounting firm’s senior personnel that are providing audit services to the Company. The Committee shall present its conclusions with respect to the independent registered public accounting firm to the Board. In conducting its review:

i.
The Committee shall ensure that the independent registered public accounting firm prepares and delivers, at least annually, a formal written statement delineating all relationships between the independent registered public accounting firm and the Company, consistent with Public Company Accounting Oversight Board (“PCAOB”) Rule 3526, Communication with Audit Committees Concerning Independence (it being understood that the independent auditors are responsible for the accuracy and completeness of this statement). The Committee shall actively engage in a dialogue with the independent registered public accounting firm with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent registered public accounting firm. The Committee shall satisfy itself of the auditor’s independence.

ii.	The Committee shall, at least annually, obtain and review a report by the independent registered public accounting firm describing:

a.	The firm’s internal quality-control procedures.

b.
Any material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

c.	All relationships between the independent auditor and the Company.

This report should be used to evaluate the independent public accountant’s qualifications, performance and independence.

iii.
The Committee shall review the experience and qualifications of the lead partner each year and confirm with the independent registered public accounting firm that it is in compliance with the partner rotation requirements, as promulgated by applicable rules and regulations. The Committee will also consider whether there should be rotation of the independent registered public accounting firm itself.

iv.
The Committee shall, if applicable, consider whether the independent registered public accounting firm’s provision of any permitted non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

4.	Meetings with Management, the Independent Registered Public Accounting Firm and the Internal Auditor.

i.
The Committee shall meet separately with management, the independent registered public accounting firm and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

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ii.
The Committee shall review and discuss with management and the independent registered public accounting firm any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities of which the Committee is made aware that do not appear on the financial statements of the Company and that may have a material current or future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.

iii.
The Committee shall review and discuss the annual audited financial statements with management and the independent registered public accounting firm, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

iv.	The Committee shall obtain from the independent registered public accounting firm assurances that procedures required under Section 10A of the Exchange Act have been complied with.

v.
The Committee shall discuss with the independent registered public accounting firm the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent registered public accounting firm, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm; and (C) all other material written communications between the independent registered public accounting firm and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent registered public accounting firm’s engagement letter, independent registered public accounting firm’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

vi.
The Committee shall discuss with the independent registered public accounting firm (A) any audit problems or difficulties encountered during their audit, including any restrictions on their scope of activities or access to requested information; (B) any significant disagreements with management; (C) any communications between the audit team and the independent registered public accounting firm’s national office respecting auditing or accounting issues presented by the engagement; and (D) any accounting or disclosure issues not resolved to their satisfaction.

vii.
The Committee shall review and discuss with the independent registered public accounting firm the matters required to be discussed with the firm under Auditing Standard No. 16, Communications with Audit Committees.

viii.	The Committee shall review with the independent registered public accounting firm any audit problems or difficulties and management’s response.

5. Committee Review of Other Items Pertaining to Financial Statements and Audit.

i.
The Committee shall review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; major issues as to the adequacy of the Company’s internal controls; and any special audit steps adopted in light of material control deficiencies.

ii.
The Committee shall review analyses prepared by management and the independent registered public accountant setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

iii.	The Committee shall review the effect of regulatory and accounting initiatives, as well as off-balance-sheet structures, on the financial statements of the Company.

6.
Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(iii) and (vi) above, and based on the disclosures received from the independent registered public accounting firm regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(i) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

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Quarterly Financial Statements

7.
Quarterly Financial Statement Review. The Committee shall review and discuss the quarterly financial statements with management and the independent registered public accounting firm, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Internal Audit

8.	Appointment. The Committee shall review the appointment and replacement of the internal auditor.

9.
Meetings with the Internal Auditor. The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit Committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

Other Powers and Responsibilities

10.	The Committee shall review all related party transactions required to be disclosed in the Company’s proxy statement on an ongoing basis, and all such transactions must be approved by the Committee.

11.
The Committee shall discuss with management and the independent registered public accounting firm any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

12. The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

13. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees of the Company, the investment adviser, administrator, principal underwriter, or any other provider of accounting related services for the Company and the employees of its service providers regarding questionable accounting or auditing matters.

14.
The Committee, through its Chair, shall report regularly to and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

15.	The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

16.	The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

17. The Committee shall discuss and review the Company’s earnings press releases, including the type and presentation of information to be included in the earnings press releases, paying particular attention to any pro forma or adjusted non-GAAP information. Such discussion may be in general terms.

18. The Committee shall discuss financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be in general terms.

19. The Committee shall discuss policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

20. The Committee shall set clear hiring policies, consistent with governing laws and regulations, for hiring personnel of the independent registered public accounting firm.

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21. In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the     Company’s bylaws.

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APPENDIX B
TRIANGLE CAPITAL CORPORATION
COMPENSATION COMMITTEE CHARTER

This Compensation Committee Charter was adopted by the Board of Directors (the Board) of Triangle Capital Corporation (the Company) on May 8, 2013.

This Charter is intended to serve as guidelines and as a component of the flexible framework within which the Board, assisted by its committees, oversees the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations, and listing requirements, as well as in the context of the Company’s Charter and Bylaws, it is not intended to establish by its own force any legally binding obligations.

I.     Purpose

The Compensation Committee (the Committee) is appointed by the Board to discharge its responsibilities relating to the compensation of the Company’s executive officers. The Committee has the responsibility for: (i) recommending appropriate compensation levels for the Company’s executive officers; (ii) evaluating and approving executive officer compensation plans, policies and programs; (iii) reviewing benefit plans for executive officers and other employees; and (iv) producing an annual report on executive compensation for inclusion in the Company’s annual meeting proxy statement.

In discharging its role, the Committee is empowered to investigate any matter brought to its attention with access to all books, records, facilities, and personnel of the Company. The Committee has the power, in its sole discretion, to retain or obtain the advice of a compensation consultant, outside legal counsel or other advisor; provided, however, that in connection with the engagement of such an advisor (other than in-house legal counsel), the Committee must consider, prior to engaging such advisor, all factors relevant to that advisor’s independence from management, including, without limitation, the following:

(i) The provision of other services to the Company by the advisor’s employer;
(ii) The amount of fees received from the Company by the advisor’s employer, as a percentage of total revenue of the advisor’s employer;
(iii) The policies and procedures of the advisor’s employer that are designed to prevent conflicts of interest;
(iv) Any business or personal relationship of the advisor with a member of the Committee;
(v) Any stock of the Company owned by the advisor; and
(vi) Any business or personal relationship of the advisor or the advisor’s employer with an executive officer of the Company.

The Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, outside legal counsel or other advisor, and is entitled to receive appropriate funding from the Company, as determined by the Committee, for the payment of compensation to such advisor.

II. Committee Membership

The Committee shall consist of three or more members of the Board, each of whom has been determined by the Board to be independent in accordance with applicable rules of the New York Stock Exchange. In addition, no director may serve unless he or she (i) is a Non-employee Director for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an outside director for purposes of Section 162 (m) of the Internal Revenue Code.

The members of the Committee and the Committee’s Chairman shall be appointed by the Board on recommendation of the Nominating and Corporate Governance Committee and shall continue to serve until their successors are elected and qualified or until their earlier resignation or removal. The Board may remove any member of the Committee, and may remove the Chairman from the position as Chairman, with or without cause, at any time. The Chairman shall convene and chair all sessions of the Committee, set agendas for Committee meetings, determine the information needs of the Committee and be responsible for communicating all decisions and recommendations of the Committee to the Board in a timely manner.

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III. Committee Meetings

The Committee shall meet on a regularly scheduled basis at least two times per year, or more frequently as circumstances dictate.

The Committee shall meet at least annually with the Chief Executive Officer (CEO) and any other corporate officers the Board and Committee deem appropriate to discuss and review the performance criteria and compensation levels of the executive officers.

Meetings of the Committee may be held telephonically so long as all who are participating can hear each other simultaneously during the meeting. A majority of the members of the Committee shall constitute a quorum sufficient for the taking of any action by the Committee. In lieu of a meeting, the Committee may also act by written consent resolution pursuant to the Company’s then current charter and bylaws.

IV. Responsibilities

The following responsibilities are set forth as a guide with the understanding that the Committee may diverge as appropriate given the circumstances. The Committee is authorized to carry out these and such other responsibilities assigned by the Board from time to time, and take any actions reasonably related to the mandate of this Charter.

The Committee may form and delegate any of its responsibilities to a subcommittee so long as such subcommittee is solely composed of one or more members of the Committee.

To fulfill its purposes, the Committee shall take the following steps:

1. Establish and review at least annually the overall compensation philosophy of the Company;
2. Review annually and approve corporate goals and objectives relevant to CEO and other executive officers’ compensation, including annual performance objectives;
3. Evaluate annually the performance of the CEO and other executive officers in light of the Company’s corporate goals and objectives, and recommend to the independent directors of the Board the compensation level for each such person based on this evaluation;
4. Review on a periodic basis the Company’s executive compensation programs to determine whether they are properly coordinated and achieve their intended purposes;
5. Review and recommend to the Board for approval any changes in incentive compensation plans and equity-based compensation plans;
6. Review and approve all equity-based compensation plans of the Company (whether or not final approval rests with the Company’s stockholders) and review and recommend to the Board for approval, equity-based awards pursuant to such plans in compliance with the 1940 Act;
7. Review and approve employment agreements, severance agreements and change in control agreements and any special supplemental benefits or perquisites for executive officers;
8. Review broadly employee compensation strategies, including salary levels and ranges and employee fringe benefits;
9. Review annually with the Chief Executive Officer the succession plans of the Company for executive officers and other selected key executives and the overall succession planning process for the company.
10. Review and discuss with the Company’s management the Compensation Discussion and Analysis required by SEC Regulation S-K, Item 402; and based on such review and discussion, the Committee shall determine whether to recommend to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K or proxy statement for the annual meeting of stockholders;
11. Prepare a report to be included in the Company’s annual proxy statement, in accordance with applicable rules and regulation of the New York Stock Exchange, SEC and other applicable regulatory bodies;
12. Review and determine on an annual basis all elements of compensation of the Board and committee chairs and members;
13. Review with the Chairman of the Nominating and Corporate Governance Committee an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this Charter;

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14. Review and reassess this Charter annually, and recommend any proposed changes to the Board; and
15. Report on a timely basis to the Board all Committee actions and recommendations and any other matters the Committee deems appropriate or the Board requests, and maintain minutes or other records of Committee meetings and activities.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
TRIANGLE CAPITAL CORPORATION FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS
The undersigned stockholder of Triangle Capital Corporation (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and hereby appoints Garland S. Tucker, III and Steven C. Lilly, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 7, 2014, at 8:30 a.m., Eastern Time, at the Woman's Club of Raleigh, 3300 Woman's Club Drive, Raleigh, North Carolina 27612, and at any adjournment thereof, as indicated in this proxy.
THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted “FOR” Proposal Nos. 1, 2 and 3.
Please sign and date this proxy on the reverse side and return it in the enclosed envelope.
(CONTINUED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS TRIANGLE CAPITAL CORPORATION May 7, 2014
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Triangle Capital Corporation, Alliance Advisors, LLC, Attn: Charlotte Brown, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003.

PLEASE DATE, SIGN AND MAIL YOUR
PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE!
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2 AND 3.

1. The election of the following nine persons as Directors who will serve as directors of Triangle Capital Corporation until the 2015 Annual Meeting and until their successors have been duly elected and qualified.
	FOR	AGAINST	ABSTAIN
Garland S. Tucker, III	☐	☐	☐
E. Ashton Poole	☐	☐	☐
Brent P.W. Burgess	☐	☐	☐
Steven C. Lilly	☐	☐	☐
W. McComb Dunwoody	☐	☐	☐
Mark M. Gambill	☐	☐	☐
Benjamin S. Goldstein	☐	☐	☐
Simon B. Rich, Jr.	☐	☐	☐
Sherwood H. Smith, Jr.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. To approve a proposal to authorize the Company, pursuant to approval of its Board of Directors, to sell shares of its common stock or warrants, options or rights to acquire its common stock during the next year at a price below the Company’s then current net asset value (i.e., book value) per share, subject to certain conditions.
	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. To approve by an advisory (non-binding) vote, the compensation of our named executive officers.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural matters and matters relating to the conduct of the meeting.
THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted “FOR” Proposal Nos. 1, 2 and 3.
IMPORTANT: Please sign exactly as your name appears on this proxy. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.

SIGNATURE	DATE	SIGNATURE	DATE

IF HELD JOINTLY